     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 12, 1997

                                                      REGISTRATION NO.333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                         SUMMIT BANCORP.                                    SUMMIT CAPITAL TRUST I
                   (EXACT NAME OF REGISTRANT AS                     (EXACT NAME OF REGISTRANT AS SPECIFIED
                    SPECIFIED IN ITS CHARTER)                              IN ITS TRUST AGREEMENT)

                            NEW JERSEY                                             DELAWARE
                 (STATE OR OTHER JURISDICTION OF                       (STATE OR OTHER JURISDICTION OF
                  INCORPORATION OR ORGANIZATION)                        INCORPORATION OR ORGANIZATION)
                     ------------------------                              ------------------------

                               6711                                                  6719
                   (PRIMARY STANDARD INDUSTRIAL                          (PRIMARY STANDARD INDUSTRIAL
                   CLASSIFICATION CODE NUMBER)                           CLASSIFICATION CODE NUMBER)

                            22-1903313                                            22-6729413
                         (I.R.S. EMPLOYER                                      (I.R.S. EMPLOYER
                       IDENTIFICATION NO.)                                   IDENTIFICATION NO.)

                            ------------------------

                       301 CARNEGIE CENTER, P.O. BOX 2066
                        PRINCETON, NEW JERSEY 08543-2066
                                 (609) 987-3200
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                           RICHARD F. OBER, JR., ESQ.
            EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                 SUMMIT BANCORP
                       301 CARNEGIE CENTER, P.O. BOX 2066
                        PRINCETON, NEW JERSEY 08543-2066
                                 (609) 987-3200
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENTS FOR SERVICE)
                            ------------------------
                                   COPIES TO:
                            MITCHELL KLEINMAN, ESQ.
                                BROWN & WOOD LLP
                             ONE WORLD TRADE CENTER
                            NEW YORK, NEW YORK 10048
                            ------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------

                                                                     PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
                                                     AMOUNT TO BE   OFFERING PRICE PER  AGGREGATE OFFERING  REGISTRATION FEE
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED  REGISTERED(1)         UNIT(1)            PRICE(1)              (2)
-----------------------------------------------------------------------------------------------------------------------------
Capital Securities of Summit Capital Trust I......   $150,000,000          100%            $150,000,000        $45,455.00
-----------------------------------------------------------------------------------------------------------------------------
Junior Subordinated Deferrable Interest Debentures
  of Summit Bancorp(2)............................
-----------------------------------------------------------------------------------------------------------------------------
Summit Bancorp Guarantee with respect to Capital
  Securities(3)...................................
-----------------------------------------------------------------------------------------------------------------------------
Total.............................................   $150,000,000          100%           $150,000,000(4)      $45,455.00
-----------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee.

(2) No separate consideration will be received for the Junior Subordinated Deferrable Interest Debentures of Summit Bancorp distributed upon any liquidation of Summit Capital Trust I.

(3) No separate consideration will be received by Summit Bancorp for the Guarantee.

(4) Such amount represents the Liquidation Amount of the Capital Securities to be exchanged hereunder and the principal amount of Junior Subordinated Deferrable Interest Debentures that may be distributed to holders of such Capital Securities upon any liquidation of Summit Capital Trust I.
                            ------------------------

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                   SUBJECT TO COMPLETION, DATED JUNE   , 1997

PROSPECTUS

SUMMIT CAPITAL TRUST I

OFFER TO EXCHANGE ITS 8.40% SERIES B CAPITAL TRUST PASS-THROUGH SECURITIES (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 FOR ANY AND ALL OF ITS OUTSTANDING
8.40% CAPITAL TRUST PASS-THROUGH SECURITIES
(LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY

SUMMIT BANCORP.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
TIME, ON              , 1997, UNLESS EXTENDED.

Summit Capital Trust I, a trust formed under the laws of the State of Delaware (the "Trust"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $150,000,000 aggregate Liquidation Amount (as defined herein) of its 8.40% Series B Capital Trust Pass-Through Securities (the "New Capital Securities") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for a like Liquidation Amount of its outstanding 8.40% Capital Trust Pass-Through Securities (the "Old Capital Securities"), of which $150,000,000 aggregate Liquidation Amount is outstanding. Pursuant to the Exchange Offer, Summit Bancorp, a New Jersey corporation (the "Corporation"), is also offering to exchange (i) its guarantee of payments of cash distributions and payments on liquidation of the Trust or redemption of the New Capital Securities (the "New Guarantee") for a like guarantee in respect of the Old Capital Securities (the "Old Guarantee") and (ii) all of its 8.40% Series B Junior Subordinated Deferrable Interest Debentures due March 15, 2027 (the "New Junior Subordinated Debentures") for a like aggregate principal amount of its 8.40% Junior Subordinated Deferrable Interest Debentures due March 15, 2027 (the "Old Junior Subordinated Debentures"), which New Guarantee and New Junior Subordinated Debentures also have been registered under the Securities Act. The Old Capital Securities, the Old Guarantee and the Old Junior Subordinated Debentures are collectively referred to herein as the "Old Securities" and the New Capital Securities, the New Guarantee and the New Junior Subordinated Debentures are collectively referred to herein as the "New Securities."

The terms of the New Securities are identical in all material respects to the respective terms of the Old Securities, except that the New Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Securities, New Junior Subordinated Debentures will not provide for any increase in the Distribution rate thereon, and the New Junior Subordinated Debentures will not provide for any increase in the interest rate thereon. See "Description of New Securities" and "Description of Old Securities." The New Capital Securities are being offered for exchange in order to satisfy certain obligations of the Corporation and the Trust under the Registration Rights Agreement dated as of March 20, 1997 (the "Registration Rights Agreement") among the Corporation, the Trust and the Initial Purchasers (as defined herein). In the event that the Exchange Offer is consummated, any Old Capital Securities which remain outstanding after consummation of the Exchange Offer and the New Capital Securities issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Declaration (as defined herein).
                                               (Continued on the following page)

THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL ARE FIRST BEING MAILED TO ALL
HOLDERS OF OLD CAPITAL SECURITIES ON              , 1997.

SEE "RISK FACTORS" COMMENCING ON PAGE   FOR CERTAIN INFORMATION THAT SHOULD BE
CONSIDERED BY HOLDERS IN DECIDING WHETHER TO TENDER OLD CAPITAL SECURITIES IN THE EXCHANGE OFFER.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is                , 1997.

(Continued from cover page)

     The New Capital Securities and the Old Capital Securities (collectively, the "Capital Securities") represent beneficial interests in the assets of the Trust. The Corporation is the owner of all of the beneficial interests represented by common securities of the Trust (the "Common Securities," and together with the Capital Securities, the "Trust Securities"). The First National Bank of Chicago is the Institutional Trustee (the "Institutional Trustee"), of the Trust. The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in the Junior Subordinated Debentures (as defined herein). The Junior Subordinated Debentures will mature on March 15, 2027 (the "Stated Maturity Date"). The Capital Securities will have a preference over the Common Securities under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise. See "Description of New Securities -- Description of New Capital Securities -- General."

     As used herein, (i) the "Indenture" means the Indenture, dated as of March 20, 1997, as amended and supplemented from time to time, between the Corporation and The First National Bank of Chicago, as Debenture Trustee (the "Debenture Trustee"), (ii) the "Declaration" means the Amended and Restated Declaration of Trust relating to the Trust among the Corporation, as Sponsor, The First National Bank of Chicago, as Institutional Trustee, First Chicago Delaware Inc., as Delaware Trustee (the "Delaware Trustee"), and the Administrators named therein (collectively, with the Institutional Trustee and Delaware Trustee, the "Issuer Trustees"). In addition, as the context may require, unless otherwise expressly stated, (i) the term "Junior Subordinated Debentures" includes the Old Junior Subordinated Debentures and the New Junior Subordinated Debentures and
(ii) the term "Guarantee" includes the Old Guarantee and the New Guarantee.

     Holders of the New Capital Securities will be entitled to receive preferential cumulative cash distributions arising from the payment of interest on the Junior Subordinated Debentures, accruing from March 20, 1997, and payable semi-annually in arrears on March 15 and September 15 of each year, commencing September 15, 1997, at the annual rate of 8.40% of the Liquidation Amount of $1,000 per New Capital Security ("Distributions"). The Corporation will have the right to defer payments of interest on the Junior Subordinated Debentures at any time and from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due, the Corporation may elect to begin a new Extension Period, subject to the requirements set forth in the Indenture. If and for so long as interest payments on the Junior Subordinated Debentures are so deferred, Distributions on the Trust Securities will also be deferred and the Corporation will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Corporation's capital stock (which includes common and preferred stock) or to make any payment with respect to debt securities of the Corporation that rank pari passu with or junior to the Junior Subordinated Debentures. During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Trust Securities are entitled will accumulate) at the rate of 8.40% per annum, compounded semi-annually, and holders of Trust Securities will be required to accrue interest income for United States federal income tax purposes. See "Description of New Securities -- Description of New Junior Subordinated Debentures -- Option to Extend Interest Payment Period" and "United States Federal Income Taxation -- US Holders -- Original Issue Discount."

     Through the Guarantee, the guarantee agreement of the Corporation relating to the Common Securities (the "Common Guarantee"), the Declaration, the Junior Subordinated Debentures and the Indenture, taken together, the Corporation has guaranteed or will guarantee, as the case may be, fully, irrevocably and unconditionally, all of the Trust's obligations under the Trust Securities. See "Effect of Obligations under the Junior Subordinated Debentures and the Guarantee." The Old Guarantee and the Common Guarantee guarantees, and the New Guarantee will guarantee, payments of Distributions and payments on liquidation of the Trust or redemption of the Trust Securities, but in each case only to the extent that the Trust holds funds on hand legally available therefor and has failed to make such payments, as described herein. See "Description of New Securities -- Description of New Guarantee." If the Corporation fails to make a required payment on the Junior Subordinated Debentures, the Trust will

(Continued from cover page)

not have sufficient funds to make the related payments, including Distributions, on the Trust Securities. The Guarantee and the Common Guarantee will not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. In such event, a holder of Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights in respect of such payment. See "Description of New Securities -- Description of New Guarantee -- General." The obligations of the Corporation under the Guarantee, the Common Guarantee and the Junior Subordinated Debentures will rank subordinate and junior in right of payment to all Senior Indebtedness (as defined in "Description of New Securities -- Description of New Junior Subordinated Debentures -- Subordination").

     Unless a Tax Event or a Capital Treatment Event (each as defined herein) has occurred, the Capital Securities will not be redeemable prior to March 15, 2007. If a Tax Event or a Capital Treatment Event shall occur and be continuing, the Corporation will have the right, at any time, to either (i) redeem within 90 days following the occurrence of such Tax Event or Capital Treatment Event the Junior Subordinated Debentures in whole (but not part), at par, plus any accrued and unpaid interest thereon to the date of the redemption or (ii) dissolve the Trust and, after the Trust's satisfaction of the liabilities to creditors of the Trust (to the extent not satisfied by the Corporation), cause the Junior Subordinated Debentures to be distributed to holders of the Capital Securities in liquidation of the Trust. Furthermore, the right of the Corporation to redeem the Junior Subordinated Debentures upon the occurrence of a Tax Event under clause (i) above is subject to receipt by the Corporation of an opinion of a nationally recognized independent counsel experienced in tax and bank regulatory matters that, notwithstanding the exercise by the Corporation of such rights described under clause (ii) above, either (x) such Tax Event would still exist or (y) the Junior Subordinated Debentures would not constitute Tier 1 Capital (or its then equivalent) of a bank holding company. Under the current applicable capital guidelines and policies of the Board of Governors of the Federal Reserve System (the "Federal Reserve"), the Junior Subordinated Debentures would not constitute Tier 1 Capital upon distribution to holders of the Capital Securities. In addition, the Junior Subordinated Debentures may be redeemed by the Corporation, in whole or in part, at any time and from time to time on or after March 15, 2007 (the "Optional Redemption"), at the Call Price (as defined herein). In each case, the right of the Corporation to redeem the Junior Subordinated Debentures is subject to the Corporation having received prior approval from the Federal Reserve, if then required under applicable capital guidelines or policies of the Federal Reserve.

     Upon the repayment of the Junior Subordinated Debentures held by the Trust, whether at maturity or upon early redemption, the proceeds from such repayment shall concurrently be applied on a pro rata basis to redeem Trust Securities having an aggregate Liquidation Amount equal to the aggregate principal amount of the Junior Subordinated Debentures being repaid at a redemption price equal to (i) $1,000 per Trust Security in the case of a redemption upon the maturity of the Junior Subordinated Debentures or redemption of the Junior Subordinated Debentures upon the occurrence of a Tax Event or a Capital Treatment Event, subject to certain conditions provided herein and (ii) an amount per Trust Security equal to the product of $1,000 and the applicable percentage used to determine the Call Price for the Junior Subordinated Debentures being redeemed in the case of any Optional Redemption of Junior Subordinated Debentures plus, in all cases, accrued and unpaid distributions on such Trust Securities to the date fixed for redemption (the price specified in clauses (i) and (ii) being referred to herein as the "Redemption Price"); provided, however, that holders of such Trust Securities shall be given not less than 30 nor more than 60 days' notice of such redemption (other than at maturity of the Junior Subordinated Debentures). See "Description of New Securities -- Description of New Capital Securities -- Redemption" and "-- Description of New Junior Subordinated Debentures."

     The Corporation, as the holder of all of the outstanding Common Securities, has the right at any time, subject to the receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, to dissolve the Trust (including, without limitation, upon the occurrence of a Tax Event or a Capital Treatment Event) and, after the Trust's satisfaction of liabilities to creditors of the Trust (to the extent not satisfied by the Corporation), to cause the Junior Subordinated

(Continued from cover page)

Debentures to be distributed to the holders of the Trust Securities, on a pro rata basis, in accordance with the aggregate Liquidation Amount thereof, in liquidation of the Trust.

     In the event of the voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust, other than in connection with a redemption or the maturity of the Junior Subordinated Debentures as described above, after satisfaction of liabilities to creditors of the Trust (to the extent not satisfied by the Corporation), holders of the Capital Securities generally will be entitled to receive the Liquidation Amount thereof plus accrued and unpaid distributions thereon to the date of payment, unless, in connection with such dissolution, the Junior Subordinated Debentures held by the Trust are distributed to the holders of the Trust Securities as would be required in certain circumstances. See "Description of New
Securities -- Description of New Capital Securities -- Liquidation Distribution Upon Dissolution."
                            ------------------------

     The Trust is making the Exchange Offer of the New Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Corporation nor the Trust has sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, the Corporation and the Trust believe that New Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an "affiliate", as such term is defined in Rule 405 under the Securities Act (an "Affiliate"), of the Corporation or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Trust for resale pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for New Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.

     Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Corporation or the Trust,
(ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. In addition, the Corporation and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Corporation and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) on behalf of whom such holder holds the Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives New Capital

(Continued from cover page)

Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal (as defined herein) states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Corporation and the Trust believe that broker-dealers who acquired Old Capital Securities for their own accounts, as a result of market-making activities or other trading activities ("Participating Broker-Dealers"), may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Corporation and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 180 days after the Expiration Time (as defined herein) (subject to the right of the Corporation to suspend such use for no more than two periods of up to 45 days each) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of New Capital Securities received in exchange for Old Capital Securities pursuant to the Exchange Offer must notify the Corporation or the Trust, or cause the Corporation or the Trust to be notified, on or prior to the Expiration Time, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent (as defined herein) at one of the addresses set forth herein under "The Exchange Offer -- Exchange Agent." Any Participating Broker-Dealer who is an Affiliate of the Corporation or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer -- Resales of New Capital Securities."

     In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal or delivery of an Agent's Message (as defined herein), that, upon receipt of notice from the Corporation or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until the Corporation or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Corporation or the Trust has given notice that the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

     Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Old Capital Securities. The New Capital Securities will be a new issue of securities for which there currently is no market. Although the Initial Purchasers have informed the Corporation and the Trust that

(Continued from cover page)

they each currently intend to make a market in the New Capital Securities, they are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Capital Securities. The Corporation and the Trust currently do not intend to apply for listing of the New Capital Securities on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System ("NASDAQ").

     Any Old Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Declaration (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Old Capital Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither the Corporation nor the Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Old Capital Securities held by them. To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. See "Risk
Factors -- Consequences of a Failure to Exchange Old Capital Securities."

     THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.

     Old Capital Securities may be tendered for exchange on or prior to 5:00
p.m., New York City time, on               , 1997 (such time on such date being
hereinafter called the "Expiration Time"), unless the Exchange Offer is extended by the Corporation or the Trust (in which case the term "Expiration Time" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Time. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by the Corporation or the Trust and to the terms and provisions of the Registration Rights Agreement. Old Capital Securities may be tendered in whole or in part having an aggregate Liquidation Amount of not less than $100,000 (100 Old Capital Securities) or any integral multiple of $1,000 Liquidation Amount (one Old Capital Security) in excess thereof. The Corporation has agreed to pay all expenses of the Exchange Offer. See "The Exchange
Offer -- Fees and Expenses." Holders of the Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive Distributions on such Old Capital Securities and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and including March 20, 1997. Accordingly, holders of New Capital Securities as of the record date for the payment of Distributions on September 15, 1997 will be entitled to receive Distributions accumulated from and including March 20, 1997. See "The Exchange Offer -- Distributions on New Capital Securities."

     Neither the Corporation nor the Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."
                            ------------------------

NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THIS EXCHANGE OFFER AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION OR THE TRUST. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY EXCHANGE MADE PURSUANT HERETO SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION OR THE TRUST SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.
                            ------------------------

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
Available Information.................................................................     4
Incorporation of Certain Documents by Reference.......................................     4
Summary...............................................................................     6
Risk Factors..........................................................................    16
Summit Bancorp........................................................................    22
Recent Developments...................................................................    23
Consolidated Summary of Selelcted Financial Data of the Corporation...................    24
Capitalization........................................................................    25
Accounting Treatment..................................................................    26
Regulatory Treatment..................................................................    26
Ratios of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges
  and Preferred Stock Dividends.......................................................    26
Use of Proceeds.......................................................................    27
The Trust.............................................................................    28
The Exchange Offer....................................................................    29
Description of New Securities.........................................................    38
Description of Old Securities.........................................................    64
Effect of Obligations under the New Junior Subordinated Debentures and the New
  Guarantee...........................................................................    65
United States Federal Income Taxation.................................................    67
Plan of Distribution..................................................................    71
ERISA Considerations..................................................................    72
Legal Matters.........................................................................    73
Experts...............................................................................    73

                             AVAILABLE INFORMATION

     The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such information may also be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov.). In addition, such reports, proxy statements and other information concerning the Corporation can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which certain securities of the Corporation are listed.

     No separate financial statements of the Trust have been included herein. The Corporation and the Trust do not consider that such financial statements would be material to holders of the New Capital Securities because the Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Junior Subordinated Debentures and issuing the Trust Securities. See "The Trust" and "Description of New Securities." In addition, the Corporation does not expect that the Trust will file reports under the Exchange Act with the Commission.

     This Prospectus constitutes a part of a registration statement on Form S-4 (the "Registration Statement") filed by the Corporation and the Trust with the Commission under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Corporation, the Trust and the New Securities. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Corporation with the Commission are incorporated into this Prospectus by reference:

          1. The Corporation's Annual Report on Form 10-K for the year ended December 31, 1996 ("Annual Report");

          2. The Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; and

          3. The Corporation's Current Reports on Form 8-K dated February 27, 1997, March 7, 1997, April 30, 1997.

     All documents subsequently filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the Exchange Offer shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document. Such incorporation by reference will not be deemed to specifically incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     As used herein, the terms "Prospectus" and "herein" mean this Prospectus including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document. The Corporation will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference herein (other than exhibits not specifically incorporated by reference into the texts of such documents). Requests for such documents should be directed to: Richard F. Ober, Jr., Secretary, Summit Bancorp., 301 Carnegie Center, P.O. Box 2066, Princeton, New Jersey 08543-2066 (telephone (609) 987-3442.

                                    SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and the financial statements, including the notes thereto, appearing elsewhere or incorporated by reference herein. Prospective investors should consider carefully the factors set forth herein under "Risk Factors." As used in this Prospectus, the "Corporation" includes Summit Bancorp. and its respective predecessors and subsidiaries considered as a single enterprise, except as the context otherwise may require.

                             SUMMIT CAPITAL TRUST I

     The Trust is a statutory business trust created under Delaware law pursuant to (i) a declaration of trust dated as of March 12, 1997 (the "Initial Declaration"), and (ii) the filing of a certificate of trust with the Delaware Secretary of State on March 12, 1997. The Trust's business and affairs are conducted by its trustees: initially, The First National Bank of Chicago, as Institutional Trustee and First Chicago Delaware Inc., as Delaware Trustee. The Trust exists for the exclusive purposes of (i) issuing the Trust Securities,
(ii) investing the gross proceeds from the sale of the Common Securities and the Capital Securities to acquire the Junior Subordinated Debentures, and (iii) engaging in only those other activities necessary or incidental thereto, which may include engaging in the Exchange Offer. Accordingly, the Junior Subordinated Debentures will be the sole assets of the Trust, and payments under the Junior Subordinated Debentures will be the sole revenues of the Trust. All of the Common Securities will be owned by the Corporation. The principal place of business of the Trust is c/o Summit Bancorp., 301 Carnegie Center, P.O. Box 2066, Princeton, NJ 08543-2066 (telephone number (609) 987-3200).

                                SUMMIT BANCORP.

     Summit Bancorp., a New Jersey corporation and registered bank holding company with its principal executive offices at 301 Carnegie Center, Princeton, New Jersey, through its wholly-owned subsidiary banks, Summit Bank (Hackensack, NJ), Summit Bank (Bethlehem, PA) and the Bank of Mid-Jersey, operated 385 banking offices located in New Jersey and eastern Pennsylvania as of March 31, 1997. The Corporation's telephone number is (609) 987-3200. The subsidiary banks of the Corporation are engaged in a general banking business. They offer demand and interest bearing deposit accounts, make business, real estate, personal and installment loans, and provide lease financing, fiduciary, investment management, investment advisory, custodial, correspondent and treasury services and insurance and nondeposit investment products and services. In addition, the Corporation owns subsidiaries that are engaged in discount brokerage, commercial finance lending, lease financing and reinsuring credit life and disability insurance polices related to consumer loans made by the subsidiary banks.

     On February 28, 1997, the Corporation announced a definitive merger agreement to acquire Collective Bancorp, Inc. ("Collective"). Collective was formed in 1988 as a Delaware corporation, headquartered in Cologne, New Jersey, to acquire all of the capital stock of Collective Bank, organized in 1927. Collective is a non-diversified unitary savings and loan holding company which conducts its operations through its federally insured savings bank subsidiary, Collective Bank. Collective Bank is subject to extensive regulation, supervision and examination by the Office of Thrift Supervision, its chartering authority and primary regulator.

     At March 31, 1997, Collective operated 82 offices in 15 New Jersey counties; 44 offices in southern New Jersey, 19 in central New Jersey and 19 in northern New Jersey. At March 31, 1997, Collective had total assets of $5.5 billion, loans of $2.9 billion and deposits of $3.5 billion. For the fiscal year ended June 30, 1996, Collective's net income amounted to $54.5 million. For the nine months ended March 31, 1997, Collective's net income amounted to $35.5 million ($46.0 million without the effect of the Savings Association Insurance Fund ("SAIF") recapitalization assessment). The transaction is anticipated to be accounted for as a pooling-of-interests in an exchange of .895 shares of the Corporation's common stock for each share of Collective common stock. At March 31, 1997, there were approximately 20.4 million shares of Collective common stock issued and outstanding. It is anticipated that there will be an increase of approximately 19% of the Corporation's outstanding shares after the consummation of the transaction. This transaction is subject to Collective shareholder approval. This transaction is anticipated to be consummated in the third quarter of 1997.

     The Corporation has filed a registration statement on Form S-4 with the Commission (the "Collective S-4") in connection with the merger of Collective with and into the Corporation. The Collective S-4, which was declared effective by the Commission on June 5, 1997, contains pro forma financial information reflecting the merger of Collective with and into the Corporation and incorporates by reference historical financial information for both the Corporation and Collective from the Corporation's and Collective's reports filed under The Exchange Act. The Collective S-4 and the Corporation's and Collective's Exchange Act reports can be inspected and copied at the public reference facilities of the Commission referenced under "Available Information". In addition, the Corporation's Exchange Act reports are available for inspection at the New York Stock Exchange and Collective's Exchange Act reports are available for inspection at the Nasdaq Stock Market, 1733 K Street, NW, Washington, DC 20006

     The principal executive offices of the Corporation are located at 301 Carnegie Center, P.O. Box 2066, Princeton, NJ 08543-2066 (telephone number (609) 987-3200).

                               THE EXCHANGE OFFER

The Exchange Offer.........  Up to $150,000,000 aggregate Liquidation Amount of
                             New Capital Securities are being offered in exchange for a like aggregate Liquidation Amount of Old Capital Securities. Old Capital Securities may be tendered for exchange in whole or in part in a Liquidation Amount of $100,000 (100 Old Capital Securities) or any integral multiple of $1,000 (one Old Capital Security) in excess thereof. The Corporation and the Trust are making the Exchange Offer in order to satisfy their obligations under the Registration Rights Agreement relating to the Old Capital Securities. For a description of the procedures for tendering Old Capital Securities, see "The Exchange Offer -- Procedures for Tendering Old Capital Securities."

Expiration Time............  5:00 p.m., New York City time, on           , 1997,
                             unless the Exchange Offer is extended by the Corporation or the Trust (in which case the Expiration Time will be the latest date and time to which the Exchange Offer is extended). See "The
                             Exchange Offer -- Terms of the Exchange Offer."

Conditions to the Exchange
  Offer....................  The Exchange Offer is subject to certain conditions, which may be waived by the Corporation and the Trust in their sole discretion. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered. See "The Exchange Offer -- Conditions to the Exchange Offer."

                             The Corporation and the Trust reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time,
                             (i) to delay the acceptance of the Old Capital Securities for exchange, (ii) to terminate the Exchange Offer if certain specified conditions have not been satisfied, (iii) to extend the Expiration Time of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities, or (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. See "The Exchange Offer -- Terms of the Exchange Offer."

Withdrawal Rights..........  Tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Time by delivering a written notice of such withdrawal to the Exchange Agent in conformity with certain procedures set forth below under "The Exchange Offer -- Withdrawal Rights."

Procedures for Tendering
Old Capital Securities.....  Tendering holders of Old Capital Securities must complete and sign a Letter of Transmittal in accordance with the instructions contained therein and forward the same by mail, facsimile or hand delivery, together with any other required documents, to the Exchange Agent, either with the Old Capital Securities to be tendered or in compliance with the specified procedures for guaranteed delivery of Old Capital Securities. Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer, including an Agent's Message in lieu of a Letter of Transmittal. Holders of Old Capital Securities registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Old Capital Securities pursuant to the Exchange Offer. See "The Exchange Offer -- Procedures for Tendering Old Capital Securities."

                             Letters of Transmittal and certificates
                             representing Old Capital Securities should not be sent to the Corporation or the Trust. Such documents should only be sent to the Exchange Agent.

Resales of New Capital
  Securities...............  The Corporation and the Trust are making the
                             Exchange Offer in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Corporation nor the Trust has sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, the Corporation and the Trust believe that New Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an Affiliate of the Corporation or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing the New Capital Securities, or any broker-dealer who purchased the Old Capital Securities from the Trust for resale pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for New Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.

                             Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent in the Letter of Transmittal or by Agent's Message that (i) it is not an Affiliate of the Corporation or the Trust, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Corporation and the Trust believe that Participating Broker-Dealers who acquired Old Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement and to the limitations described below under "The Exchange Offer -- Resales of New Capital Securities," the Corporation and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 180 days after the Expiration Time (subject to the right of the Corporation to suspend such use for no more than two periods of up to 45 days each) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." Any Participating Broker-Dealer who is an Affiliate of the Corporation or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer -- Resales of New Capital Securities."

Exchange Agent.............  The exchange agent with respect to the Exchange
                             Offer is The First National Bank of Chicago (the "Exchange Agent"). The applicable addresses, and telephone and facsimile numbers, of the Exchange Agent are set forth in "The Exchange
                             Offer -- Exchange Agent" and in the Letter of Transmittal.

Use of Proceeds............  Neither the Corporation nor the Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. See "Use of Proceeds."

United States Federal
Income Taxation; ERISA
  Considerations...........  Holders of Old Capital Securities should review the information set forth under "United States Federal Income Taxation" and "ERISA Considerations" prior to tendering Old Capital Securities in the Exchange Offer.

                           THE NEW CAPITAL SECURITIES

Securities Offered.........  Up to $150,000,000 aggregate Liquidation Amount of the Trust's New Capital Securities which have been registered under the Securities Act (Liquidation Amount $1,000 per New Capital Security). The New Capital Securities will be issued, and the Old Capital Securities were issued, under the Declaration. The New Capital Securities and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Declaration. See "Description of New Securities -- Description of New Capital Securities -- Voting Rights" and
                             "-- Modification and Amendment of the Declaration." The terms of the New Capital Securities are identical in all material respects to the terms of the Old Capital Securities, except that the New Capital Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Capital Securities and will not provide for any increase in the Distribution rate thereon. See "The Exchange Offer --

                             Purpose of the Exchange Offer," "Description of New Securities" and "Description of Old Securities."

                             The New Capital Securities represent undivided beneficial interests in the Trust's assets, which will consist solely of the New Subordinated Debentures. The Junior Subordinated Debentures, in which the proceeds of the Trust Securities are invested, mature on March 15, 2027, unless the Junior Subordinated Debentures are redeemed by the Corporation prior to such maturity as described under "Description of New Securities -- Description of New Capital Securities -- Redemption" and
                             " -- Description of New Junior Subordinated
                             Debentures -- Redemption."

Distributions..............  Holders of the New Capital Securities will be entitled to receive cumulative cash distributions at an annual rate of 8.40% on the Liquidation Amount of $1,000 per Capital Security, accruing from March 29, 1997 the original date of issuance of the Old Capital Securities, and (subject to the extension of distribution payment periods described below) will be payable semiannually, in arrears, on March 15 and September 15 of each year, commencing September 15, 1997. See "Description of New Securities -- Description of New Capital
                             Securities -- Distributions."

Option to Extend Interest
  Payment Period...........  The Corporation has the right, at any time, subject to certain conditions, to defer payments of interest on the Junior Subordinated Debentures for Extension Periods, each not exceeding 10 consecutive semiannual periods; provided that no Extension Period may extend beyond the Stated Maturity Date of the Junior Subordinated Debentures. During any Extension Period, distributions on the Capital Securities would be deferred but interest would continue to accrue at an annual rate of 8.40% to the extent permitted by law. Also, during any Extension Period, subject to certain exceptions, (i) the Corporation may not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or rights to acquire such capital stock or make any guarantee payments (other than payments on the Guarantee and the Common Guarantee (as defined herein)) with respect to the foregoing and (ii) the Corporation may not make any payment of interest on, or principal of (or premium, if any, on), or repay, repurchase or redeem, any debt securities issued by the Corporation which rank pari passu with or junior to the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Corporation may commence a new Extension Period, subject to certain requirements. See "Description of New
                             Securities -- Description of New Junior
                             Subordinated Debentures -- Option to Extend
                             Interest Payment Period." Should an Extension Period occur with respect to the Capital Securities, holders of the Capital Securities will continue to recognize interest income at an annual rate of 8.40%, compounded semiannually, for United States federal income tax purposes notwithstanding the deferred receipt of payments which accrue during the Extension Period. As a result, such holders will be required to include such amounts in gross income for United States federal income tax pur-poses in advance of the receipt of cash, and such holders will not receive the cash from the Trust related to such income if such holders dispose of the Capital Securities prior to the record date for payment of distributions. See "United States Federal Income Taxation -- US Holders -- Original Issue Discount."

Liquidation................  The Corporation, as the holder of all of the Common
                             Securities, has the right at any time to dissolve the Trust (including, without limitation, upon the occurrence of a Tax Event or a Capital Treatment Event), subject to certain conditions (including the receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve), with the result that, after The Trust's satisfaction of liabilities to creditors of the Trust (to the extent not satisfied by the Corporation), the Corporation must cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities on a pro rata basis in accordance with the respective Liquidation Amounts thereof, in liquidation of the Trust. In addition, the Trust will be dissolved and liquidated under certain other circumstances. See "Description of New Securities -- Description of New Capital Securities -- Liquidation Distribution Upon Dissolution."

Liquidation Amount.........  In the event of the voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust, after The Trust's satisfaction of liabilities to creditors of the Trust (to the extent not satisfied by the Corporation) holders of the Capital Securities will be entitled to receive $1,000 per Capital Security (the "Liquidation Amount")plus an amount equal to accrued and unpaid distributions thereon to the date of payment, unless the Junior Subordinated Debentures are distributed to holders of the Trust Securities in exchange therefor. If such liquidation distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the Trust on the Capital Securities shall be paid on a pro rata basis. Holders of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Capital Securities, except that if a Declaration Event of Default (as defined herein) has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities. See "Description of New Securities -- Description of New Capital Securities -- Liquidation Distribution Upon Dissolution."

Maturity...................  Upon the repayment of the Junior Subordinated
                             Debentures held by the Trust, whether at maturity or upon early redemption as provided in the Indenture, the proceeds from such repayment will be applied by the Institutional Trustee to redeem a like amount of the Trust Securities, upon the terms and conditions described herein. See "Description of New Securities -- Description of New Capital Securities -- Redemption."

Optional Redemption........  The Corporation has the right to redeem the Junior
                             Subordinated Debentures, in whole or in part, at any time or from time to time, on or after March 15, 2007, at the Call Price described herein, together with accrued and unpaid interest to the date of redemption, subject to the

                             Corporation having received prior approval from the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve. See "Description of New
                             Securities -- Description of New Junior
                             Subordinated Debentures -- Redemption." Upon the redemption of the Junior Subordinated Debentures, the proceeds of such redemption will be applied by the Institutional Trustee to redeem a like amount of the Trust Securities on a pro rata basis at the applicable Redemption Price, upon the terms and conditions described herein. See "Description of New Securities -- Description of New Capital Securities -- Redemption."

Tax Event or Capital
Treatment Event
  Redemption...............  If a Tax Event or a Capital Treatment Event shall occur and be continuing, the Corporation will have the right, subject to certain terms and conditions provided herein, at any time, to either (i) redeem within 90 days following the occurrence of such Tax Event or Capital Treatment Event the Junior Subordinated Debentures in whole (but not in part), at par, plus any accrued and unpaid interest thereon to the date of the redemption or (ii) dissolve the Trust and, after the Trust's satisfaction of liabilities to creditors of the Trust (to the extent not satisfied by the Corporation), cause the Junior Subordinated Debentures to be distributed to holders of the Capital Securities in liquidation of the Trust. Furthermore, the right of the Corporation to redeem the Junior Subordinated Debentures upon the occurrence of a Tax Event under clause (i) above is subject to receipt by the Corporation of an opinion of a nationally recognized independent counsel experienced in tax and bank regulatory matters that, notwithstanding the exercise by the Corporation of such rights described under clause
                             (ii) above, either (x) such Tax Event would still exist or (y) the Junior Subordinated Debentures would not constitute Tier 1 Capital (or its then equivalent) of a bank holding company. Under the current applicable capital guidelines and policies of the Federal Reserve, the Junior Subordinated Debentures would not constitute Tier 1 Capital upon distribution to holders of the Capital Securities. In each case, the right of the Corporation to redeem the Junior Subordinated Debentures is subject to the Corporation's having received prior approval from the Federal Reserve, if then required under applicable capital guidelines or policies of the Federal Reserve. Upon the redemption of the Junior Subordinated Debentures, the proceeds of such redemption will be applied by the Institutional Trustee to redeem a like amount of the Trust Securities on a pro rata basis, upon the terms and conditions described herein. See "Description of New Securities -- Description of New Capital Securities -- Redemption."

The Guarantee..............  The payment of distributions out of moneys held by the Trust, payments on liquidation of the Trust and payment upon the redemption of the Capital Securities are guaranteed by the Corporation as described herein under "Description of New Securities -- Description of New Guarantee." The Guarantee covers payments of distributions and other payments on the Capital Securities only if and to the extent that the Trust has funds available therefor, which funds are expected to be available only to the extent the Corporation has made payments of principal or interest (or premium, if any) or other payments on the Junior Subordinated Debentures. The Guarantee, when taken together with the Corporation's obligations under the Junior Subordinated Debentures, the Declaration and the Indenture (including its obligations to pay costs, expenses, debts and other liabilities of the Trust (other than with respect to the Trust Securities)), provides a full and unconditional guarantee on a subordinated basis by the Corporation of amounts due on the Capital Securities. The Corporation has also agreed separately to guarantee the obligations of the Trust with respect to the Common Securities as described herein under "Description of New Securities -- Description of New
                             Guarantee -- General."

Ranking....................  The Common Securities will rank pari passu with, and payments thereon will be made pro rata with, the New Capital Securities and the Old Capital Securities, except that upon the occurrence and continuation of a Declaration Event of Default, the rights of the holders of the Common Securities to receive payment of distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities. See "Description of New Securities -- Description of New Capital
                             Securities -- General." The Junior Subordinated Debentures will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to the Allocable Amounts (as defined herein) in respect of all Senior Indebtedness of the Corporation. See "Description of New Securities -- Description of New Junior Subordinated Debentures." The Guarantee will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to the extent and in the manner set forth in the Guarantee to the Allocable Amounts in respect of all Senior Indebtedness of the Corporation. The Corporation's obligations under the Guarantee and the Junior Subordinated Debentures are also effectively subordinate to claims of creditors of the Corporation's subsidiaries. See "Description of New
                             Securities -- Description of New Guarantee."

Voting Rights..............  Holders of the Capital Securities will have limited voting rights relating generally to the
                             modification of the Capital Securities and the Guarantee and the exercise of the Trust's rights as the holder of the Junior Subordinated Debentures. Holders of the Capital Securities will not be entitled to appoint, remove or replace the Institutional Trustee or the Delaware Trustee except upon the occurrence of an Indenture Event of Default (as defined herein). See "Description of New Securities -- Description of New Capital Securities -- Voting Rights" and "-- Removal of the Issuer Trustees; Appointment of Successors."

Absence of Market for the
  Capital Securities.......  The New Capital Securities will be a new issue of securities for which there is currently no market. Although the Salomon Brothers, Inc., Citicorp Securities, Inc., Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, the Initial Purchasers of the Old Capital Securities (the "Initial Purchasers") have informed the Trust and the Corporation that they each currently intend to make a market in the New Capital Securities, they are not obligated to do so, and any such market making may be discontinued at any time without notice. There can be no assurance as to the development or liquidity of any market for the Capital Securities.

Trading Price..............  The Capital Securities are expected to trade in the secondary market at a price per Capital Security plus accrued and unpaid distributions, if any, to the date of settlement. Because the Capital Securities pay distributions at a fixed rate based on the fixed interest rate payable on the Junior Subordinated Debentures, the trading price on the Capital Securities is likely to decline if interest rates rise.

                                  RISK FACTORS

     Prospective investors should carefully consider the matters set forth under "Risk Factors."

                                  RISK FACTORS

     Prospective investors in the Capital Securities should carefully review the information contained elsewhere or incorporated by reference in this Prospectus in connection with the Exchange Offer and the New Capital Securities offered hereby should particularly consider the following matters:

CONSEQUENCES OF A FAILURE TO EXCHANGE OLD CAPITAL SECURITIES

     The Old Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Old Capital Securities which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Old Capital Securities which remain outstanding will not be entitled to any rights to have such Old Capital Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions). The Corporation and the Trust do not intend to register under the Securities Act any Old Capital Securities which remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable). To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected.

     The New Capital Securities and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement. See "Description of New Securities -- Description of New Capital Securities -- Voting Rights" and
"-- Modification and Amendment of the Declaration."

     The Old Capital Securities provide, in effect, among other things, that the Distribution rate borne by and payable with respect to the Old Capital Securities will increase by .25% per annum (i) if a registration statement relating to an exchange of New Capital Securities for Old Capital Securities has not been filed by August 17, 1997, (ii) if a registration statement relating to an exchange of New Capital Securities for Old Capital Securities has not been declared effective by September 16, 1997, and (iii) if an Exchange Offer relating to an exchange of New Capital Securities for Old Capital Securities has not been consummated by October 16, 1997; provided, however, that under no circumstances may the aggregate increase to the Distribution rate exceed .25% for the foregoing reasons. Any such increase in the Distribution rate payable with respect to the Old Capital Securities will cease to accrue and be payable
(i) upon the filing of the required registration statement, if the increased Distribution rate is payable solely due to the occurrence of the event described in clause (i) of the preceding sentence, (ii) upon the effectiveness of the required registration statement, if the increased Distribution rate is payable solely due to the occurrence of the event described in clause (ii) of the preceding sentence, and (iii) upon the consummation of the required Exchange Offer, if the increased Distribution rate is payable solely due to the occurrence of the event described in clause (iii) of the preceding sentence. Upon consummation of the Exchange Offer, holders of Old Capital Securities will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Description of Old Securities."

ABSENCE OF PUBLIC MARKET

     The Old Capital Securities were issued to, and the Corporation believes the Old Capital Securities are currently owned by, a relatively small number of beneficial owners. The Old Capital Securities have not been registered under the Securities Act and will be subject to restrictions on transferability if they are not exchanged for the New Capital Securities. Although the New Capital Securities generally may be resold or otherwise transferred by the holders (who are not affiliates of the Corporation or the Trust) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. The Corporation and the Trust have been advised by the Initial Purchasers that the Initial Purchasers presently intend to make a market in the New Capital Securities. However, the Initial Purchasers are not obligated to do so and any market-making activity with respect to the New Capital Securities may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer. Accordingly, no assurance can be given that an active public or other market will develop for the New Capital Securities or the Old Capital Securities or as to the liquidity of or the trading market for the New Capital Securities or the Old Capital Securities. If an active public market does not develop, the market price and liquidity of the New Capital Securities may be adversely affected.

     If a public trading market develops for the New Capital Securities, future trading prices will depend on many factors, including, among other things, prevailing interest rates, the Corporation's financial condition and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Corporation, the New Capital Securities may trade at a discount.

     Notwithstanding the registration of the New Capital Securities in the Exchange Offer, holders who are "affiliates" (as defined under Rule 405 of the Securities Act) of the Corporation or the Trust may publicly offer for sale or resell the New Capital Securities only in compliance with the provisions of Rule 144 under the Securities Act.

     Each broker-dealer that receives New Capital Securities for its own account in exchange for Old Capital Securities, where such Old Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. See "Plan of Distribution."

RANKING OF SUBORDINATE OBLIGATIONS UNDER THE GUARANTEE AND THE JUNIOR SUBORDINATED DEBENTURES

     The obligations of the Corporation under the Guarantee and the Junior Subordinated Debentures are subordinate and junior in right of payment to the Allocable Amounts in respect of all present and future Senior Indebtedness of the Corporation. No payment of principal of (including redemption payments, if any) or interest (or premium, if any) on the Junior Subordinated Debentures may be made if (i) any Senior Indebtedness of the Corporation is not paid when due and any applicable grace period with respect to such default has ended with such default not having been cured or waived or ceasing to exist or (ii) the maturity of any Senior Indebtedness of the Corporation has been accelerated because of a default. As of March 31, 1997, the Corporation had approximately $203.7 million of Senior Indebtedness and $54.8 million of trade accounts payable or accrued liabilities arising in the ordinary course of business, and its subsidiaries had approximately $2.0 billion of liabilities (excluding deposits and liabilities owed to the Corporation). There are no terms in the Capital Securities, the Junior Subordinated Debentures or the Guarantee that limit the ability of the Corporation or its subsidiaries to incur additional indebtedness, liabilities and obligations, including such indebtedness that ranks senior to the Junior Subordinated Debentures and the Guarantee. See "Description of New
Securities -- Description of New Guarantee -- Status of the Guarantee" and
"-- Description of New Junior Subordinated Debentures."

     The Corporation is a legal entity separate and distinct from its subsidiaries. Because the Corporation is a bank holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. In addition, there are various legal limitations on the extent to which a bank subsidiary may finance or otherwise supply funds to the Corporation or its non-bank subsidiaries. Under federal law, no bank subsidiary may, subject to certain limited exceptions, make loans or extensions of credit to, or investments in the securities of the Corporation or its non-bank subsidiaries or take their securities as collateral for loans to any borrower. Each bank subsidiary is also subject to collateral security requirements for any loans or extensions of credit permitted by such exceptions. In addition, certain bank regulatory limitations exist on the availability of subsidiary bank undistributed net assets for the payment of dividends to the Corporation without the prior approval of the bank regulatory authorities. The Federal Reserve Act, which affects Summit Bank, NJ as a state-member bank of the Federal Reserve System, restricts the payment of dividends in any calendar year to the net profit of the current year combined with the retained net profits of the preceding two years. State law also limits the ability of the Corporation's banks to pay dividends. New Jersey law applicable to Summit Bank, NJ as a New Jersey state-chartered bank, is less restrictive with respect to the payment of dividends than the Federal Reserve Act. Under Pennsylvania law, Summit Bank, PA, as a Pennsylvania state-chartered bank, may declare a dividend only if, after payment thereof, its capital would be unimpaired and its remaining surplus would equal 100% of its capital. At March 31, 1997, the total undistributed net assets of the Corporation's subsidiary banks were $1.8 billion, of which $194.6 million was available, under the most restrictive limitations, for the payment of dividends to the Corporation.

GUARANTEE COVERS DISTRIBUTIONS AND OTHER PAYMENTS ONLY TO THE EXTENT THE TRUST HAS AVAILABLE FUNDS; RELATED REMEDIES

     The Guarantee guarantees to holders of the Capital Securities the following payments, to the extent not paid by the Trust: (i) any accrued and unpaid distributions required to be paid on the Capital Securities, to the extent the Trust has funds available therefor, (ii) the Redemption Price, including all accrued and unpaid distributions to the date of redemption, with respect to the Capital Securities called for redemption by the Trust, to the extent the Trust has funds available therefor, and (iii) upon a voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust (other than in connection with the distribution of the Junior Subordinated Debentures to holders of the Capital Securities in exchange therefor), the lesser of (a) the aggregate of the Liquidation Amount and all accrued and unpaid distributions on the Capital Securities to the date of the payment, to the extent the Trust has funds available therefor and (b) the amount of assets of the Trust remaining available for distribution to holders of the Capital Securities in liquidation of the Trust. The Guarantee is subordinated as described under "Description of New Securities -- Description of New Guarantee."

     The holders of a majority in Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee (as defined herein) or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. A holder of record of the Capital Securities may institute a legal proceeding directly against the Corporation to enforce the Guarantee Trustee's rights without first instituting any legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Corporation were to default on its obligation to pay amounts payable on the Junior Subordinated Debentures, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, each holder of the Capital Securities would rely on the enforcement (i) by the Institutional Trustee of its rights as registered holder of the Junior Subordinated Debentures against the Corporation pursuant to the terms of the Junior Subordinated Debentures or (ii) by such holder of the Capital Securities of its right against the Corporation to enforce payments of principal and interest (and premium, if any) on the Junior Subordinated Debentures having an aggregate principal amount equal to the aggregate Liquidation Amount of Capital Securities of such holder. See "Description of New Securities -- Description of New Capital Securities," "-- Description of New Guarantee" and "-- Description of New Junior Subordinated Debentures." The Declaration provides that each holder of the Capital Securities, by acceptance thereof, agrees to the provisions of the Guarantee and the Indenture, including the subordination provisions thereof.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF THE CAPITAL SECURITIES

     If a Declaration Event of Default with respect to the Trust occurs and is continuing, then holders of the Capital Securities would, except as provided below, rely on the enforcement by the Institutional Trustee of its rights as holder of the Junior Subordinated Debentures against the Corporation. The holders of a majority in Liquidation Amount of the Capital Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Institutional Trustee with respect to the Capital Securities or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as holder of the Junior Subordinated Debentures. If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debentures after the holders of a majority in Liquidation Amount of the Capital Securities have so directed the Institutional Trustee, a holder of record of the Capital Securities may, to the fullest extent permitted by law, institute a legal proceeding directly against the Corporation to enforce the rights of the Institutional Trustee under the Junior Subordinated Debentures, without first instituting any legal proceeding against such Institutional Trustee or any other person.

     Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Corporation to pay principal or interest (or premium, if any) on the Junior Subordinated Debentures on the respective dates such principal or interest (or premium, if any) is payable, after giving effect to any Extension Period (or in the case of redemption, on the redemption date), then a holder of record of the Capital Securities may institute directly against the Corporation a proceeding for enforcement of payment, on or after the respective due dates specified in the Subordinated Debt Securities, to such holder directly of the principal of or interest on (or premium, if any) the Junior Subordinated Debentures having an aggregate principal amount equal to the aggregate Liquidation Amount of the Capital Securities of such holder (a "Direct Action"). In connection with such Direct Action, the Corporation will be subrogated to the rights of such holder of the Capital Securities under the Declaration to the extent of any payment made by the Corporation to such holder of the Capital Securities in such Direct Action; provided, however, that no such subrogation right may be exercised so long as a Declaration Event of Default has occurred and is continuing. Holders of the Capital Securities will not be able to exercise directly any other remedy available to holders of the Junior Subordinated Debentures. See "Description of New Securities -- Description of New Capital Securities -- Declaration Events of Default."

OPTION TO EXTEND INTEREST PAYMENT PERIOD FOR UP TO FIVE YEARS AND CONSEQUENT DEFERRAL OF DISTRIBUTIONS ON THE CAPITAL SECURITIES

     The Corporation has the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period, at any time and from time to time, subject to certain conditions, for Extension Periods, each not exceeding 10 consecutive semiannual periods, provided that no Extension Period may extend beyond the Stated Maturity Date of the Junior Subordinated Debentures. During any Extension Period, semiannual distributions on the Capital Securities would also be deferred (but would continue to accrue at an annual rate of 8.40%, despite such deferral, with interest thereon compounded semiannually to the fullest extent permitted by law) by the Trust. In the event that the Corporation exercises this right to defer interest payments on the Junior Subordinated Debentures, and such deferral is continuing, or if there shall have occurred and be continuing any Indenture Event of Default or if the Corporation shall be in default with respect to the payment of its obligations under the Guarantee, (a) the Corporation may not declare or pay dividends on, or make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock (other than (i) purchases or acquisitions of shares of any such capital stock or rights to acquire such capital stock in connection with the satisfaction by the Corporation of its obligations under any of the Corporation's benefit plans for directors, officers or employees or under the Corporation's dividend reinvestment and stock purchase plan, (ii) as a result of a reclassification of the Corporation's capital stock or rights to acquire such capital stock or the exchange or conversion of one class or series of capital stock of the Corporation or rights to acquire such capital stock for another class or series of the Corporation's capital stock or rights to acquire such capital stock, (iii) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends and distributions made on the Corporation's capital stock or rights to acquire such capital stock with the Corporation's capital stock or rights to acquire such capital stock, or (v) any declaration of a dividend in connection with the implementation of a shareholder rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto), or make guarantee payments (other than payments under the Guarantee and the Common Guarantee) in respect of the foregoing and (b) the Corporation may not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Corporation that rank pari passu with or junior to the Junior Subordinated Debentures. Prior to the termination of any Extension Period, the Corporation may further extend the interest payment period, provided that each such Extension Period, together with all such previous and further extensions thereof, may not exceed 10 consecutive semiannual periods or extend beyond the maturity of the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Corporation may commence a new Extension Period, subject to the terms set forth herein. See "Description of New Securities -- Description of New Capital Securities" and "-- Description of New Junior Subordinated Debentures."

     During each Extension Period, if any, each holder of the Capital Securities will continue to accrue income (as original issue discount ("OID")) in respect of the deferred interest allocable to its Capital Securities for United States federal income tax purposes, which will be allocated but not distributed. In such event, each holder of the Capital Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive cash related to such income from the Trust if such holder disposes its Capital Securities prior to the record date for payment of such deferred interest. See "United States Federal Income Taxation -- US
Holders -- Original Issue Discount."

     The Corporation has no current intention of exercising its right to defer payments of interest on the Junior Subordinated Debentures. However, should the Corporation determine to exercise such right in the future, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, as a result of the existence of the Corporation's right to defer interest payments, the market price of the Capital Securities (which represent undivided beneficial interests in the Junior Subordinated Debentures) may be more volatile than the market price of other similar securities where the issuer does not have such right to defer interest payments.

PROPOSED TAX LAW CHANGES

     On February 6, 1997, President Clinton proposed certain tax law changes that would, among other things, generally deny corporate issuers a deduction for interest in respect of certain debt obligations (the "Tax Proposal") if such debt obligations have a maximum term in excess of 15 years and are not shown as indebtedness on the issuer's applicable consolidated balance sheet. As currently proposed, the Tax Proposal would be effective generally for instruments issued on or after the date of first Congressional committee action. Under current law, the Corporation will be able to deduct interest on the Junior Subordinated Debentures and, based upon the effective date of the Tax Proposal as it is currently proposed, it is expected that if the Tax Proposal were enacted, such legislation would not apply retroactively to the Junior Subordinated Debentures. However, if the Tax Proposal is enacted with retroactive effect with respect to the Junior Subordinated Debentures, the Corporation would not be entitled to an interest deduction with respect to the Junior Subordinated Debentures. There can be no assurance that the Tax Proposal, if enacted, will not apply retroactively to the Junior Subordinated Debentures or that other legislation enacted after the date hereof will not otherwise adversely affect the ability of the Corporation to deduct the interest payable on the Junior Subordinated Debentures. Accordingly, there can be no assurance that a Tax Event will not occur. See "Description of New Securities -- Description of New Capital Securities -- Redemption" and "-- Description of New Junior Subordinated Debentures -- Proposed Tax Law Changes."

REDEMPTION; DISTRIBUTION

     The Corporation, as the holder of all of the outstanding Common Securities, has the right at any time (including, without limitation, upon the occurrence of a Tax Event or a Capital Treatment Event) to dissolve the Trust, and, after the Trust's satisfaction of liabilities to creditors of the Trust (to the extent not paid by the Corporation), cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities on a pro rata basis in accordance with the respective Liquidation Amounts thereof, in liquidation of the Trust. See "Description of New Securities -- Description of New Capital Securities -- Liquidation Distribution Upon Dissolution." In certain circumstances described herein, the Corporation will have the right to redeem the Junior Subordinated Debentures, in whole or in part, in which event the Trust will redeem the Trust Securities having an aggregate Liquidation Amount equal to the aggregate principal amount of the Junior Subordinated Debentures redeemed by the Corporation on a pro rata basis to the same extent as the Junior Subordinated Debentures are redeemed by the Corporation. The exercise of such rights is subject to the Corporation having received prior approval from the Federal Reserve, if then required under applicable capital guidelines or policies of the Federal Reserve. See "Description of New
Securities -- Description of New Capital Securities -- Redemption" and
"-- Liquidation Distribution Upon Dissolution."

     Under current United States federal income tax law, a distribution of the Junior Subordinated Debentures upon the dissolution of the Trust generally would not be a taxable event to holders of the Capital Securities. However, a dissolution of the Trust in which holders of the Capital Securities receive cash would be a taxable event to such holders. See "United States Federal Income Taxation -- US Holders -- Receipt of the Junior Subordinated Debentures or Cash Upon Liquidation of the Trust."

     There can be no assurance as to the market prices for the Capital Securities or the Junior Subordinated Debentures that may be distributed in exchange for the Capital Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Capital Securities that an investor may purchase or acquire, whether pursuant to the Exchange Offer made hereby or by a purchase in the secondary market, or the Junior Subordinated Debentures that a holder of the Capital Securities may receive on dissolution and liquidation of the Trust, may trade at a discount to the price paid to purchase such Capital Securities. Because the ability of the Trust to pay amounts due on the Capital Securities is wholly dependent upon the Corporation's making payments on the Junior Subordinated Debentures as and when required, and because holders of the Capital Securities may receive the Junior Subordinated Debentures upon dissolution and liquidation of the Trust, prospective purchasers of the Capital Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Subordinated Debt Securities contained herein and evaluate the credit risk of the Corporation. See "Description of New
Securities -- Description of New Capital Securities" and "-- Description of New Junior Subordinated Debentures."

CONSEQUENCES OF HIGHLY LEVERAGED TRANSACTION

     The Indenture does not contain any provisions that afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged transaction, including a change of control, or other similar transactions involving the Corporation that may adversely affect such holders. See "Description of New Securities -- Description of New Junior Subordinated Debentures."

LIMITED VOTING RIGHTS

     Holders of the Capital Securities will have limited voting rights relating generally to the modification of the Capital Securities and the Guarantee and the exercise of the Trust's rights as the holder of the Junior Subordinated Debentures. Holders of the Capital Securities will not be entitled to appoint, remove or replace the Institutional Trustee or the Delaware Trustee except upon the occurrence of an Indenture Event of Default described herein. The Institutional Trustee and holders of a majority of the Common Securities may amend the Declaration without the consent of holders of the Capital Securities to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust and will not be required to be registered as an investment company under the 1940 Act (as defined herein), even if such action adversely affects the interests of such holders. See "Description of New Securities -- Description of New Capital Securities -- Voting Rights" and
"-- Removal of the Issuer Trustees; Appointment of Successors."

TRADING PRICE

     Because the Capital Securities pay distributions at a fixed rate based upon the fixed interest rate payable on the Junior Subordinated Debentures, the trading price of the Capital Securities is likely to decline if interest rates rise.

                                SUMMIT BANCORP.

     The Corporation commenced operations on October 1, 1970, as a New Jersey corporation and as a bank holding company registered under the Bank Holding Corporation Act. At March 31, 1997, the Corporation had total consolidated assets of $23.4 billion, which ranked it as the largest New Jersey-based bank holding company, and owned three banks and several active non-bank subsidiaries.

     The Corporation's bank subsidiaries are engaged in a general banking business. Their major lines of business include commercial, retail and mortgage banking, investment management and private banking. These lines of business offer a wide range of financial services to individuals, businesses, not-for-profit organizations, government entities and other financial institutions. The Corporation's significant non-bank subsidiaries engage primarily in asset-based lending and securities brokerage activities.

     The bank subsidiaries operated 385 banking offices located in major trade centers and suburban areas in New Jersey and Pennsylvania as of March 31, 1997. The following table lists, as of March 31, 1997, each bank subsidiary, the location in New Jersey or Pennsylvania of its principal office, the number of its banking offices and, in thousands of dollars, its total assets and deposits. Both the New Jersey and Pennsylvania subsidiaries are state banks; however, only the New Jersey bank is a member of the Federal Reserve System.

                                                     NO. OF             TOTAL           TOTAL
         LOCATION OF PRINCIPAL OFFICES           BANKING OFFICES      ASSETS(1)        DEPOSITS
-----------------------------------------------  ---------------     ------------    ------------
Summit Bank, Hackensack, NJ....................        290            $19,954,532     $16,219,548
Summit Bank, Bethlehem, PA.....................         73              2,723,747       1,992,818
The Bank of Mid Jersey, Bordentown, NJ(2)......         22                674,233         556,197

---------------
(1) Not adjusted to exclude interbank deposits or other transactions among the subsidiaries.

(2) Merged into Summit Bank, Hackensack, NJ on June 6, 1997.

     Summit Commercial/Gibraltar Corp., the largest of the Corporation's non-bank subsidiaries with assets of $229.8 million at March 31, 1997, is a commercial finance company operating in the New York and New Jersey metropolitan areas. This subsidiary specializes in making loans secured by accounts receivable, inventory and equipment, as well as financing sales and leases of equipment. Summit Discount Brokerage Co., a wholly owned subsidiary of Summit Bank, PA is engaged in the stock brokerage business and in the underwriting of municipal bonds.

     The Corporation is a legal entity separate and distinct from its subsidiaries. Because the Corporation is a bank holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation of reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. In addition, there are various legal limitations on the extent to which a bank subsidiary may finance or otherwise supply funds to the Corporation or its non-bank subsidiaries. Under federal law, no bank subsidiary may, subject to certain limited exceptions, make loans or extensions of credit to, or investments in the securities of the Corporation or its non-bank subsidiaries or take their securities as collateral for loans to any borrower. Each bank subsidiary is also subject to collateral security requirements for any loans or extensions of credit permitted by such exceptions. In addition, certain bank regulatory limitations exist on the availability of subsidiary bank undistributed net assets for the payment of dividends to the Corporation without the prior approval of the bank regulatory authorities. The Federal Reserve Act, which affects Summit Bank, NJ as a state-member bank of the Federal Reserve System, restricts the payment of dividends in any calendar year to the net profit of the current year combined with the retained net profits of the preceding two years. State law also limits the ability of the Corporation's banks to pay dividends. New Jersey law applicable to Summit Bank, NJ as a New Jersey state-chartered bank, is less restrictive with respect to the payment of dividends than the Federal Reserve Act. Under Pennsylvania law, Summit Bank, PA, as a Pennsylvania state-chartered bank, may declare a dividend only if, after payment thereof, its capital would be unimpaired and its remaining surplus would equal 100% of its capital. At March 31, 1997, the total undistributed net assets of the Corporation's subsidiary banks were $1.8 billion, of which $194.6 million was available, under the most restrictive limitations, for the payment of dividends to the Corporation.

                              RECENT DEVELOPMENTS

     On February 28, 1997, the Corporation announced a definitive merger agreement to acquire Collective. Collective was formed in 1988 as a Delaware corporation, headquartered in Cologne, New Jersey, to acquire all of the capital stock of Collective Bank, organized in 1927. Collective is a non-diversified unitary savings and loan holding company which conducts its operations through its federally insured savings bank subsidiary, Collective Bank. Collective Bank is subject to extensive regulation, supervision and examination by the Office of Thrift Supervision, its chartering authority and primary regulator.

     At March 31, 1997, Collective operated 82 offices in 15 New Jersey counties; 44 offices in southern New Jersey, 19 in central New Jersey and 19 in northern New Jersey. At March 31, 1997, Collective had total assets of $5.5 billion, loans of $2.9 billion and deposits of $3.5 billion. For the fiscal year ended June 30, 1996, Collective's net income amounted to $54.5 million. For the nine months ended March 31, 1997, Collective's net income amounted to $35.5 million ($46.0 million without the effect of the SAIF recapitalization assessment). The transaction is anticipated to be accounted for as a pooling-of-interests in an exchange of .895 shares of the Corporation's common stock for each share of Collective common stock. At March 31, 1997, there were approximately 20.4 million shares of Collective common stock issued and outstanding. It is anticipated that there will be an increase of approximately 19% of the Corporation's outstanding shares after the consummation of the transaction. This transaction is subject to Collective shareholder approval. This transaction is anticipated to be consummated in the third quarter of 1997. No assurances can be given with respect to the shareholder approval and, thus, with respect to the consummation of the merger.

     With Collective, the Corporation will have approximately 16% of New Jersey's deposit market share. The Corporation expects the Collective acquisition to create expense savings of $18.0 million annually, or $10.6 million after-tax, which represents approximately 25% of Collective's cost base. A one-time restructuring charge of approximately $49.3 million, or $33.2 million after-tax, is anticipated to be recorded upon the consummation of the transaction. The estimates of expense savings and restructuring charges constitute forward-looking information and are based on currently available information as well as numerous factors and assumptions which are subject to change and, if not realized, could result in actual expense savings and restructuring changes differing from the estimates. The Corporation's ability to achieve its objectives is also affected by circumstances beyond its control, such as regional and national economies, competition, interest rates and technology and by its ability to adapt to changing circumstances.

       CONSOLIDATED SUMMARY OF SELECTED FINANCIAL DATA OF THE CORPORATION

     The selected financial data set forth below has been derived from and should be read in conjunction with the audited financial statements and other financial information contained in the Annual Report and with the financial statements contained in the Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, which are incorporated by reference herein. Results for the first quarter are not necessarily indicative of results which may be obtained for the full year.

                                  THREE MONTHS ENDED MARCH
                                             31,                                    YEAR ENDED DECEMBER 31,
                                  -------------------------   -------------------------------------------------------------------
                                     1997          1996          1996          1995          1994          1993          1992
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------
                                                                             (IN THOUSANDS EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA
Interest income.................  $   405,562   $   387,753   $ 1,550,807   $ 1,495,617   $ 1,302,800   $ 1,236,658   $ 1,341,504
Interest expense................      165,505       161,762       639,296       626,376       475,973       456,797       594,757
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------
 Net interest income............      240,057       225,991       911,511       869,241       826,827       779,861       746,747
Provision for loan losses.......       14,500        15,500        62,000        71,850        91,995       112,885       165,553
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------
 Net interest income after
   provision....................      225,557       210,491       849,511       797,391       734,832       666,976       581,194
Noninterest income..............       65,436        58,263       247,463       224,189       210,066       212,802       205,058
Noninterest expense.............      162,752       162,035       626,176       642,361       650,710       685,330       660,207
Non-recurring charges...........       26,500       110,700       121,759            --        48,955        21,500            --
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------
 Income before income tax.......      101,741        (3,981)      349,039       379,219       245,233       172,948       126,045
Federal and state income
 taxes..........................       35,256        (1,742)      119,864       136,349        88,952        48,925        35,770
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------
 Income before change in
   accounting principle.........       66,485        (2,239)      229,175       242,870       156,281       124,023        90,275
Cumulative effect of a change in
 accounting principle...........           --            --            --            --        (1,731)        9,119            --
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------
 Net income.....................  $    66,485   $    (2,239)  $   229,175   $   242,870   $   154,550   $   133,142   $    90,275
                                  ===========   ===========   ===========   ===========   ===========   ===========   ===========
COMMON SHARE DATA
Net income......................  $      0.68   $     (0.03)  $      2.44   $      2.77   $      1.80   $      1.57   $      1.13
Net income before non-recurring
 items(1).......................         0.85          0.72          3.26          2.77          2.22          1.61          1.13
Cash dividends declared.........         0.36          0.32          1.36          1.19          0.94          0.69          0.60
Book value at year end..........        20.50         19.00         20.51         19.89         17.45         16.89         15.93
Market value at year end........        43.75         37.00         43.75         35.63         24.13         24.00         24.25
Average common shares
 outstanding (in thousands).....       98,271        93,134        93,061        86,674        84,381        82,712        77,499
Common shares outstanding at
 year end (in thousands)........       98,451        93,399        93,963        88,471        85,004        83,251        82,039
BALANCE SHEET DATA (AT YEAR END)
Total assets....................  $23,439,345   $22,329,776   $22,668,012   $21,536,935   $20,894,815   $19,139,498   $19,204,120
Total deposits..................   18,831,534    18,093,804    18,374,986    17,955,103    16,977,109    16,164,226    16,462,089
Total loans.....................   15,495,945    14,556,090    14,819,595    14,019,574    13,105,179    11,881,426    11,972,053
Shareholders' equity............    2,017,800     1,816,922     1,926,873     1,802,316     1,533,717     1,456,527     1,356,744
Long-term debt..................      830,257       398,605       689,977       424,862       544,936       467,501       364,762
Allowance for loan losses.......      277,011       280,590       267,719       279,034       305,330       339,028       374,639
OPERATING RATIOS
Before non-recurring items(1)
 Return on average assets.......         1.46%         1.23%         1.38%         1.16%         0.94%         0.72%         0.48%
 Return on average common
   equity.......................        16.70         14.72         16.61         14.82         12.80          9.81          7.22
After non-recurring items(1)
 Return on average assets.......         1.17         (0.04)         1.03          1.16          0.76          0.70          0.48
 Return on average common
   equity.......................        13.35         (0.63)        12.41         14.82         10.37          9.54          7.22
Net interest margin.............         4.59          4.52          4.52          4.60          4.53          4.56          4.46
Efficiency ratio................        52.22         55.60         53.39         57.55         59.71         63.48         64.44
LOAN QUALITY RATIOS
Allowance for loan losses to
 year-end loans.................         1.79%         1.93%         1.81%         1.99%         2.33%         2.85%         3.13%
Net charge offs to average
 loans..........................         0.37          0.57          0.56          0.78          0.73          1.25          1.49
Non-performing loans to year-end
 loans..........................         0.76          1.30          0.89          1.34          1.53          2.69          3.83
CAPITAL RATIOS
Average total equity to average
 total assets...................         8.75%         8.49%         8.42%         7.97%         7.46%         7.39%         6.73%
Tier 1 capital to average assets
 (leverage).....................         8.86          7.79          8.06          7.97          7.27          7.42          7.03
Tier 1 capital to risk-adjusted
 assets.........................        12.00         10.57         11.09         10.75          9.95         10.74          9.77
Total capital to risk-adjusted
 assets.........................        14.58         13.23         13.75         13.46         12.69         13.78         12.45

---------------

(1) Non-recurring items generally include the cumulative effect of a change in accounting principle, restructuring charges and gains and losses on the sale of acquired assets.

                                 CAPITALIZATION

     The following table sets forth the consolidated capitalization of the Corporation and its subsidiaries as of March 31, 1997.

                                                                                    ACTUAL
                                                                                  ----------
                                                                                   (DOLLARS
                                                                                      IN
                                                                                  THOUSANDS)
Long-term debt..................................................................  $  680,257
Capital Trust Pass-through Securities(1)........................................     150,000
                                                                                  ----------
                                                                                     830,257
Shareholders' equity:
  Common stock..................................................................     118,141
  Surplus.......................................................................     926,802
  Retained earnings.............................................................     984,161
  Net unrealized gain on securities, net of tax.................................     (11,304)
                                                                                  ----------
  Total shareholders' equity....................................................   2,017,800
                                                                                  ----------
Total capitalization............................................................  $2,848,057
                                                                                  ==========
Capital ratios:
  Tier 1 capital to average assets (leverage)...................................        8.86%
  Tier 1 capital to risk adjusted assets........................................       12.00
  Total capital to risk adjusted assets.........................................       14.58

---------------
(1) As described herein, the sole assets of the Trust are $154,640,000 principal amount of Junior Subordinated Debentures issued by the Corporation to the Trust. The Junior Subordinated Debentures bear interest at the annual rate of 8.40% and will mature on March 15, 2027. The Corporation owns all of the Common Securities of the Trust.

                              ACCOUNTING TREATMENT

     For financial reporting purposes, the Trust will be treated as a wholly-owned subsidiary of the Corporation and, accordingly, the accounts of the Trust will be included in the consolidated financial statements of the Corporation. The Capital Securities will be presented on the consolidated balance sheets as Capital Trust Pass-through Securities or included in long-term debt and appropriate disclosures about the Capital Securities, the Guarantee and the Junior Subordinated Debentures will be included in the notes to the consolidated financial statements. For financial reporting purposes, the Corporation will record distributions payable on the Capital Securities as an expense in the consolidated statements of income.

                              REGULATORY TREATMENT

     As a registered bank holding company, the Corporation is required by the Federal Reserve to maintain certain levels of capital for bank regulatory purposes. The Corporation expects that the Capital Securities will be treated as Tier 1 capital of the Corporation for such purposes.

          RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO
              COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     The Corporation consolidated ratios of earnings to fixed charges and consolidated ratios of earnings to combined fixed charges and preferred stock dividend requirements for each of the periods indicated are set forth below:

                                          THREE MONTHS
                                             ENDED
                                           MARCH 31,            YEAR ENDED DECEMBER 31,
                                          ------------    ------------------------------------
                                          1997    1996    1996    1995    1994    1993    1992
                                          ----    ----    ----    ----    ----    ----    ----
    Earnings to Fixed Charges:
      Excluding Interest on Deposits....  3.74x   0.88x   3.69x   3.95x   3.00x   3.23x   2.58x
      Including Interest on Deposits....  1.60    0.98    1.53    1.59    1.50    1.37    1.21
    Earnings to Combined Fixed Charges
      and
      Preferred Stock Dividend
         Requirements:
      Excluding Interest on Deposits....  3.74x   0.88x   3.64x   3.89x   2.95x   3.15x   2.52x
      Including Interest on Deposits....  1.60    0.98    1.53    1.59    1.50    1.36    1.21

     For purposes of computing the ratios of both earnings to fixed charges and earnings to combined fixed charges and preferred stock dividend requirements, earnings represent net income plus applicable income taxes and fixed charges. Fixed charges, excluding interest on deposits, include all other interest expense and one-third (the portion deemed representative of the interest portion) of the net rent expense. Fixed charges including interest on deposits, represent all interest expense, and the interest factor included in rents. Combined fixed charges and preferred stock dividend requirements, excluding interest on deposits, represent interest expense (except interest paid on deposits), an amount equal to the pre-tax earnings required to meet applicable preferred stock dividends requirements, and the interest factor included in rents. Combined fixed charges and preferred stock dividend requirements, including interest on deposits, represent all interest expense, an amount equal to the pre-tax earnings required to meet applicable preferred stock dividend requirements, and the interest factor included in rents. For the three months ended March 31, 1996, earnings, as defined did not cover fixed charges excluding and including interest on deposits, by $4.0 million.

                                USE OF PROCEEDS

     Neither the Corporation or the Trust will receive any cash proceeds from the issuance of the New Capital Securities. The Old Capital Securities surrendered in exchange for the New Capital Securities will be returned and cancelled.

     The gross proceeds to the Trust from the sale of the Common Securities and the Old Capital Securities were used by the Trust to purchase the Old Junior Subordinated Debentures. The Corporation expects to use the net proceeds from the sale of the Junior Subordinated Debentures for general corporate purposes, including, without limitation, working capital, capital expenditures, investments in or loans to subsidiaries, acquisitions of other financial institutions and entities engaged in activities permissible for banks or bank holding companies, refinancing of debt, including outstanding commercial paper and other short-term indebtedness, and satisfaction of other obligations of the Corporation and its subsidiaries. Although the Corporation from time to time evaluates potential acquisitions, it currently has no understandings, commitments or agreements with respect to any acquisitions other than the acquisition of Collective. Pending such application, the net proceeds will be invested in short-term, investment grade securities.

                                   THE TRUST

     The Trust is a statutory business trust created under Delaware law pursuant to (i) the Initial Declaration (as such Initial Declaration was amended and restated prior to the closing of the offering of the Old Capital Securities, the "Declaration") and (ii) the filing of a certificate of trust for the Trust with the Delaware Secretary of State on March 12, 1997. The Trust's business and affairs are conducted by its trustees. Pursuant to the Declaration, at least one trustee of the Trust is required to be an entity that maintains its principal place of business in the State of Delaware (the "Delaware Trustee") and at least one trustee is required to be a financial institution that is unaffiliated with the Corporation and is eligible and acts as institutional trustee, guarantee trustee and indenture trustee pursuant to the terms set forth therein (the "Institutional Trustee" and together with the Delaware Trustee, the "Issuer Trustees"). The First National Bank of Chicago is initially serving as the Institutional Trustee and First Chicago Delaware Inc. is initially serving as the Delaware Trustee. In addition, three individuals who are employees or officers of or affiliated with the holder of the majority of the Common Securities, will act as administrators with respect to the Trust (the "Administrators"). See "Description of New Securities -- Description of New Capital Securities -- Miscellaneous." The Trust exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of such Trust Securities in the Junior Subordinated Debentures, and (iii) engaging in only those other activities necessary or incidental thereto, which may include engaging in the Exchange Offer. All of the Common Securities of the Trust are and will continue to be directly or indirectly owned by the Corporation. The Common Securities of the Trust rank pari passu, and payments will be made thereon on a pro rata basis, with the Capital Securities of the Trust, except that upon the occurrence and continuation of a Declaration Event of Default, the rights of holders of the Common Securities to payment from the Trust in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of holders of the Capital Securities. The Corporation will acquire the Common Securities in an aggregate Liquidation Amount equal to not less than 3% of the total capital of the Trust. The Trust has a term of approximately 55 years, but may earlier dissolve as provided in the Declaration. The Corporation, as the holder of all of the outstanding Common Securities, has the right at any time to dissolve the Trust (including, without limitation, upon the occurrence of a Tax Event or a Capital Treatment Event), and, after satisfaction of liabilities to creditors of the Trust (to the extent not satisfied by the Corporation), cause the Junior Subordinated Debentures to be distributed to holders of the Trust Securities on a pro rata basis in accordance with the respective Liquidation Amounts thereof, in liquidation of the Trust.

     The Institutional Trustee holds title to the Junior Subordinated Debentures for the benefit of holders of the Trust Securities and has the power to exercise all rights, powers and privileges under the Indenture as the holder of the Junior Subordinated Debentures. In addition, the Institutional Trustee maintains exclusive control of a separate, segregated, non-interest bearing trust account (the "Property Account") to hold all payments made in respect of the Junior Subordinated Debentures for the benefit of holders of the Trust Securities issued by the Trust. The Institutional Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of record of the Trust Securities out of funds from the Property Account. Holders of the Capital Securities are not entitled to appoint, remove or replace the Institutional Trustee or the Delaware Trustee except upon the occurrence of an Indenture Event of Default. See "Description of New
Securities -- Description of New Capital Securities -- Voting Rights" and
"-- Removal of the Issuer Trustees; Appointment of Successors." The Corporation, as borrower under the Indenture, has covenanted to pay all costs, expenses, debts and other obligations related to the Trust (other than in respect of the Trust Securities) and the offering and sale of the Trust Securities. See "Description of the Junior Subordinated Debentures -- Miscellaneous." The rights of holders of the Capital Securities of the Trust, including economic rights, rights to information and voting rights, are set forth in the Declaration, the Delaware Business Trust Act, as amended (the "Trust Act"), and the Trust Indenture Act. See "Description of the Capital Securities." The principal place of business of the Trust is c/o Summit Bancorp., 301 Carnegie Center, P.O. Box 2066, Princeton, NJ 08543-2066 (telephone number (609) 987-3200).

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

     In connection with the sale of the Old Capital Securities, the Corporation and the Trust entered into the Registration Rights Agreement with the Initial Purchasers, pursuant to which the Corporation and the Trust agreed to file and to use their best efforts to cause to become effective with the Commission a registration statement with respect to the exchange of the Old Capital Securities for the New Capital Securities. A copy of the Registration Rights Agreement has been filed as an Exhibit to the Registration Statement of which this Prospectus is a part.

     The Exchange Offer is being made to satisfy the contractual obligations of the Corporation and the Trust under the Registration Rights Agreement. The form and terms of the New Capital Securities are the same as the form and terms of the Old Capital Securities except that the New Capital Securities have been registered under the Securities Act and will not be subject to certain restrictions on transfer applicable to the Old Capital Securities and will not provide for any increase in the Distribution rate thereon. The Old Capital Securities provide, in effect, among other things, that the Distribution rate borne by and payable with respect to the Old Capital Securities will increase by
 .25% per annum (i) if a registration statement relating to an exchange of New Capital Securities for Old Capital Securities has not been filed by August 17, 1997, (ii) if a registration statement relating to an exchange of New Capital Securities for Old Capital Securities has not been declared effective by September 16, 1997, and (iii) if an Exchange Offer relating to an exchange of New Capital Securities for Old Capital Securities has not been consummated by October 16, 1997; provided, however, that under no circumstances may the aggregate increase to the Distribution rate exceed .25% for the foregoing reasons. Any such increase in the Distribution rate payable with respect to the Old Capital Securities will cease to accrue and be payable (i) upon the filing of the required registration statement, if the increased Distribution rate is payable solely due to the occurrence of the event described in clause (i) of the preceding sentence, (ii) upon the effectiveness of the required registration statement, if the increased Distribution rate is payable solely due to the occurrence of the event described in clause (ii) of the preceding sentence, and
(iii) upon the consummation of the required Exchange Offer, if the increased Distribution rate is payable solely due to the occurrence of the event described in clause (iii) of the preceding sentence. Upon consummation of the Exchange Offer, holders of Old Capital Securities will not be entitled to further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors -- Consequences of a Failure to Exchange Old Capital Securities" and "Description of Old Capital Securities."

     The Exchange Offer is not being made to, nor will the Trust accept tenders for exchange from, holders of Old Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

     Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Old Capital Securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from such holder, or any person whose Old Capital Securities are held of record by The Depository Trust Corporation ("DTC") who desires to deliver such Old Capital Securities by book-entry transfer at DTC.

     Pursuant to the Exchange Offer, promptly after the Expiration Date, the Corporation will exchange the Old Guarantee for the New Guarantee and the Old Junior Subordinated Debentures, in an amount corresponding to the Old Capital Securities accepted for exchange, for a like aggregate principal amount of the New Junior Subordinated Debentures. The New Guarantee and New Junior Subordinated Debentures have been registered under the Securities Act.

TERMS OF THE EXCHANGE OFFER

     The Trust hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $150,000,000 aggregate Liquidation

Amount of New Capital Securities for a like aggregate Liquidation Amount of Old Capital Securities properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described below. The Trust will issue, promptly after the Expiration Date, an aggregate Liquidation Amount of up to $150,000,000 of New Capital Securities in exchange for a like principal amount of outstanding Old Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Old Capital Securities in whole or in part in a Liquidation Amount of not less than $100,000 (100 Capital Securities) or any integral multiple of $1,000 Liquidation Amount (one Capital Security) in excess thereof.

     The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered. As of the date of this Prospectus, $150,000,000 aggregate Liquidation Amount of the Old Capital Securities is outstanding.

     Holders of Old Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Old Capital Securities which are not tendered for or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Trust Agreement, but will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors -- Consequences of a Failure to Exchange Old Capital Securities" and "Description of Old Securities."

     If any tendered Old Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

     Holders who tender Old Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Capital Securities in connection with the Exchange Offer. The Corporation will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "-- Fees and Expenses."

     NEITHER THE CORPORATION, THE BOARD OF DIRECTORS OF THE CORPORATION NOR ANY TRUSTEE OF THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF OLD CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD CAPITAL SECURITIES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OLD CAPITAL SECURITIES TO TENDER BASED ON SUCH HOLDERS OWN FINANCIAL POSITION AND REQUIREMENTS.

     The term "Expiration Time" means 5:00 p.m., New York City time, on
          , 1997 unless the Exchange Offer is extended by the Corporation or the Trust (in which case the term "Expiration Time" shall mean the latest date and time to which the Exchange Offer is extended).

     The Corporation and the Trust expressly reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange,
(ii) to terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) if the Trust determines, in its sole and absolute discretion, that any of the events or conditions referred to under "-- Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities as described under "-- Withdrawal Rights," and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Corporation and the Trust to constitute a material change, or if the Corporation and the Trust waive a material condition of the Exchange Offer, the Corporation and the Trust will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the holders of the Old Capital Securities, and the Corporation and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

     Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Corporation and the Trust may choose to make any public announcement and subject to applicable law, the Corporation and the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF NEW CAPITAL SECURITIES

     Upon the terms and subject to the conditions of the Exchange Offer, the Trust will exchange, and will issue to the Exchange Agent, New Capital Securities for Old Capital Securities validly tendered and not withdrawn promptly after the Expiration Date.

     In all cases, delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) Old Capital Securities or a book-entry confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC, including an Agent's Message if the tendering holder does not deliver a Letter of Transmittal or (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees or (in the case of a book-entry transfer) an Agent's Message in lieu of the Letter of Transmittal and
(iii) any other documents required by the Letter of Transmittal.

     The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC. The term "Agent's Message" means a message transmitted by DTC to, and received by the Exchange Agent, and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgement from the tendering participant, which acknowledgement states that such participant has received and agrees to be bound by the Letter of Transmittal and that the Trust and the corporation may enforce such Letter of Transmittal against such participant.

     Subject to the terms and conditions of the Exchange Offer, the Trust will be deemed to have accepted for exchange, and thereby exchanged, Old Capital Securities validly tendered and not withdrawn as, if and when the Trust gives oral or written notice to the Exchange Agent of the Trust's acceptance of such Old Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Trust for the purpose of receiving tenders of Old Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Old Capital Securities, Letters of Transmittal and related documents and transmitting New Capital Securities to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Old Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Trust's acceptance for exchange of Old Capital Securities) or the Trust extends the Exchange Offer or is unable to accept for exchange or exchange Old Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Trust and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Old Capital Securities and such Old Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "-- Withdrawal Rights."

     Pursuant to the Letter of Transmittal or Agent's Message in lieu thereof, a holder of Old Capital Securities will warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Old Capital Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Old Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and the Old Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Old Capital Securities tendered pursuant to the Exchange Offer.

PROCEDURES FOR TENDERING OLD CAPITAL SECURITIES

     Valid Tender. Except as set forth below, in order for Old Capital Securities to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or (in the case of a book-entry transfer) an Agent's Message in lieu of the Letter of Transmittal with any required signature guarantees and any other required documents, must be received by the Exchange Agent at one of its addresses set forth under "-- Exchange Agent," and either (i) tendered Old Capital Securities must be received by the Exchange Agent, or (ii) such Old Capital Securities must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation, including an Agent's Message if this tendering holder has not delivered a Letter of Transmittal, must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth below must be complied with.

     If less than all of the Old Capital Securities are tendered, a tendering holder should fill in the amount of Old Capital Securities being tendered in the appropriate box on the Letter of Transmittal or so indicate in an Agent's Message in lieu of a Letter of Transmittal and the untendered Liquidation Amount must be $100,000 or any integral multiple of $1,000 in excess thereof. The entire amount of Old Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

     THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

     Book-Entry Transfer. The Exchange Agent will establish an account with respect to the Old Capital Securities at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Old Capital Securities by causing DTC to transfer such Old Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Old Capital Securities may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message in lieu of the Letter of Transmittal, and any other required documents, must in any case be delivered to and received by the Exchange Agent at its address set forth under "-- Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with.

     DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     Signature Guarantees. Certificates for the Old Capital Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (a) a certificate for the Old Capital Securities is registered in a name other than that of the person surrendering the certificate or (b) such holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (a) or (b) above, such certificates for Old Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (each of the foregoing, an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

     Guaranteed Delivery. If a holder desires to tender Old Capital Securities pursuant to the Exchange Offer and the certificates for such Old Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or prior to the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, such Old Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

          (a) such tenders are made by or through an Eligible Institution;

          (b) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided below, on or prior to the Expiration Date; and

          (c) the certificates (or a book-entry confirmation) representing all tendered Old Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or Agent's Message in lieu thereof, with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

     The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

     Notwithstanding any other provision hereof, the delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of Old Capital Securities, or of a book-entry confirmation with respect to such Old Capital Securities, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or Agent's Message in lieu thereof, together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of New Capital Securities might not be made to all tendering holders at the same time, and will depend upon when Old Capital Securities, book-entry confirmations with respect to Old Capital Securities and other required documents are received by the Exchange Agent.

     The Trust's acceptance for exchange of Old Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder and the Trust upon the terms and subject to the conditions of the Exchange Offer.

     Determination of Validity. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Capital Securities will be determined by the Corporation and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. The Corporation and the Trust reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the opinion of counsel to the Corporation and the Trust, be unlawful. The Corporation and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "-- Conditions to the Exchange Offer" or any condition or irregularity in any tender of Old Capital Securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

     The interpretation by the Corporation and the Trust of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Old Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither the Corporation, the Trust, any affiliates or assigns of the Corporation or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

     If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Corporation and the Trust, proper evidence satisfactory to the Corporation and the Trust, in their sole discretion, of such person's authority to so act must be submitted.

     A beneficial owner of Old Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

RESALES OF NEW CAPITAL SECURITIES

     The Trust is making the Exchange Offer for the New Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Corporation nor the Trust sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, the Corporation and the Trust believe that New Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an Affiliate of the Corporation or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Trust for resale pursuant to Rule 144A or any other available exemption under the Securities Act,
(a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for New Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.

     Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an Affiliate of the Corporation or the Trust, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and
(iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. In addition, the Corporation and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Corporation and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Capital Securities to be exchanged in the

Exchange Offer. Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer by execution of the Letter of Transmittal or by delivery of an Agent's Message will be deemed to have acknowledged that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Corporation and the Trust believe that Participating Broker-Dealers who acquired Old Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Corporation and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 180-days after the Expiration Date (subject to the right of the Corporation to suspend such use for up to two periods of up to 45 days each) extension under certain limited circumstances described below) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of New Capital Securities received in exchange for Old Capital Securities pursuant to the Exchange Offer must notify the Corporation or the Trust, or cause the Corporation or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "-- Exchange Agent." Any Participating Broker-Dealer who is an "affiliate" of the Corporation or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal or delivery of an Agent's Message in lieu thereof, that, upon receipt of notice from the Corporation or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until the Corporation or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Corporation or the Trust has given notice that the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

WITHDRAWAL RIGHTS

     Except as otherwise provided herein, tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date.

     In order for a withdrawal to be effective, a written, telegraphic, telex or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at one of its addresses set forth under "-- Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Old Capital Securities to be withdrawn, the aggregate principal amount of Old Capital Securities to be withdrawn, and (if certificates for such Old Capital Securities have been tendered) the name of the registered holder of the Old Capital Securities as set forth on the Old Capital Securities, if different from that of the person who tendered such Old Capital Securities. If Old Capital Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Old Capital Securities, the tendering holder must submit the serial numbers shown on the particular Old Capital Securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Old Capital Securities tendered for the account of an Eligible Institution. If Old Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth in "-- Procedures for Tendering Old Capital Securities," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Old Capital Securities, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written, telegraphic, telex or facsimile transmission. Withdrawals of tenders of Old Capital Securities may not be rescinded. Old Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "-- Procedures for Tendering Old Capital Securities."

     All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Trust, in its sole discretion, whose determination shall be final and binding on all parties. Neither the Corporation, the Trust, any affiliates or assigns of the Corporation or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Old Capital Securities which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

DISTRIBUTIONS ON NEW CAPITAL SECURITIES

     Holders of Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive Distributions on such Old Capital Securities and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and including March 20, 1997. Accordingly, holders of New Capital Securities as of the record date for the payment of Distributions on September 15, 1997 will be entitled to receive Distributions accumulated from and including March 20, 1997.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Corporation and the Trust will not be required to accept for exchange, or to exchange, any Old Capital Securities for any New Capital Securities, and, as described below, may terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied:

          (a) there shall occur a change in the current interpretation by the staff of the Commission which permits the New Capital Securities issued pursuant to the Exchange Offer in exchange for Old Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an Affiliate of the Corporation or the Trust) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Capital Securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such New Capital Securities; or

          (b) any law, statute, rule or regulation shall have been adopted or enacted which, in the judgment of the Corporation or the Trust, would reasonably be expected to impair its ability to proceed with the Exchange Offer; or

          (c) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement or proceedings shall have been initiated or, to the knowledge of the Corporation or the Trust, threatened for that purpose or any governmental approval has not been obtained, which approval the Corporation or the Trust shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

     If the Corporation or the Trust determines in its sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, it may, subject to applicable law, terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Corporation or the Trust will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the Old Capital Securities and will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

EXCHANGE AGENT

     The First National Bank of Chicago has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

          BY MAIL:                 FACSIMILE TRANSMITTER:           BY HAND OR OVERNIGHT
(Registered or Certified Mail   (Eligible Institutions Only)              DELIVERY:
        recommended)                   (212) 240-8938            The First National Bank of
 The First National Bank of                                                Chicago
            Chicago                TO CONFIRM BY TELEPHONE         c/o First Chicago Trust
   c/o First Chicago Trust             (212) 240-8801                Company of New York
     Company of New York                                               14 Wall Street
       14 Wall Street                                                8th Floor, Window 2
     8th Floor, Window 2                                          New York, New York 10005
  New York, New York 10005

     Delivery to other than the above addresses or facsimile number will not constitute a valid delivery.

FEES AND EXPENSES

     The Corporation has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Corporation will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Capital Securities, and in handling or tendering for their customers.

     Holders who tender their Old Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, New Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

     Neither the Corporation nor the Trust will make any payment to brokers, dealers or other nominees soliciting acceptances of the Exchange Offer.

                         DESCRIPTION OF NEW SECURITIES

DESCRIPTION OF NEW CAPITAL SECURITIES

     Pursuant to the terms of the Trust Agreement, the Trust has issued the Old Capital Securities and the Common Securities and will issue the New Capital Securities pursuant to the Exchange Offer. The New Capital Securities will represent preferred beneficial interests in the Trust and the holders of the New Capital Securities and the Old Capital Securities will be entitled to a preference over the Common Securities in certain circumstances with respect to Distributions and amounts payable on redemption of the Trust Securities or liquidation of the Trust. See "-- Subordination of Common Securities." The Declaration Agreement has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). This summary of certain provisions of the New Capital Securities and the Declaration does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Declaration, including the definitions therein of certain terms.

     General. The Declaration authorizes the Administrators to issue, on behalf of the Trust, the Trust Securities, which represent undivided beneficial interests in the assets of the Trust. All of the Common Securities are owned by the Corporation. The Common Securities will have equivalent terms to and rank pari passu, and payments will be made thereon on a pro rata basis, with the Capital Securities (including the New Capital Securities and the Old Capital Securities), except that upon the occurrence and continuation of a Declaration Event of Default, the rights of holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of holders of the Capital Securities. The Declaration does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. Pursuant to the Declaration, the Institutional Trustee will hold legal title to the Junior Subordinated Debentures for the benefit of holders of the Trust Securities. The payment of distributions out of money held by the Trust, and payments upon redemption of the Capital Securities upon liquidation of the Trust, are guaranteed by the Corporation as described under "-- Description of New Guarantee." The Guarantee will be held by The First National Bank of Chicago, the Guarantee Trustee (as defined herein), for the benefit of holders of the Capital Securities. The Guarantee does not cover any payment, including distributions, on the Capital Securities to the extent the Trust does not have available funds to make such payments. In such event, the remedy of holders of the Capital Securities would be, through the vote of holders of a majority in Liquidation Amount of the Capital Securities, to direct the Institutional Trustee to enforce the Institutional Trustee's rights under the Junior Subordinated Debentures except in the circumstances in which a holder of such Capital Securities may institute a Direct Action or otherwise enforce the Institutional Trustee's rights under the Junior Subordinated Debentures. See " -- Voting Rights" and "-- Declaration Events of Default."

     Distributions. Distributions on each New Capital Security will be payable in U.S. dollars at an annual rate of 8.40% (which is the same rate payable on the Junior Subordinated Debentures) on the Liquidation Amount of $1,000 per Capital Security, compounded semiannually to the extent permitted by law. The term "distribution" as used herein includes cash distributions and any such compounded distributions payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

     Distributions on the New Capital Securities will be cumulative, will accrue from March 20, 1997, (the original issue date of the Old Capital Securities) and will be payable (subject to extension of distribution payment periods as described herein) semiannually in arrears on March 15 and September 15 of each year (each, a "Distribution Payment Date"), commencing September 15, 1997, when, as and if available for payment. Distributions will be made by the Institutional Trustee, except as otherwise described below.

     The Corporation has the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period at any time and from time to time, subject to the conditions described below, although such interest will continue to accrue on the Junior Subordinated Debentures at an annual rate of 8.40%, compounded semiannually to the extent permitted by law during any Extension Period. If such right is exercised, semiannual distributions on the New Capital Securities will also be deferred (though such distributions will continue to accrue at an annual rate of 8.40%, compounded semiannually to the extent permitted by law), during any Extension Period. Such right to extend any interest payment period for the Junior Subordinated Debentures is limited to Extension Periods, each not exceeding 10 consecutive semiannual periods, and no Extension Period may be initiated while accrued interest from a prior, completed Extension Period is unpaid or while the Corporation is in default on the payment of interest that has become due and payable on the Junior Subordinated Debentures, and no Extension Period may extend beyond the maturity of the Junior Subordinated Debentures. In the event that the Corporation exercises this right, then during any Extension Period (a) the Corporation shall not declare or pay dividends on, make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock or rights to acquire such capital stock (other than (i) purchases or acquisitions of shares of any such capital stock or rights to acquire such capital stock in connection with the satisfaction by the Corporation of its obligations under any of the Corporation's benefit plan for directors, officers or employees or under the Corporation's dividend reinvestment and stock purchase plan, (ii) as a result of a reclassification of the Corporation's capital stock or rights to acquire such capital stock or the exchange or conversion of one class or series of the Corporation's capital stock or rights to acquire such capital stock for another class or series of the Corporation's capital stock or rights to acquire such capital stock, (iii) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged (iv) dividends and distributions made on the Corporation's capital stock or rights to acquire such capital stock with the Corporation's capital stock or rights to acquire the capital stock, or (v) any declaration of a dividend in connection with the implementation of a shareholder rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto), or make guarantee payments (other than payments under the Guarantee and the Common Securities Guarantee) with respect to the foregoing and (b) the Corporation shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Corporation that rank pari passu with or junior to the Junior Subordinated Debentures. Prior to the termination of any Extension Period in respect of the Junior Subordinated Debentures, the Corporation may further extend the interest payment period; provided that each such Extension Period in respect of the Subordinated Debentures, together with all such previous and further extensions thereof, may not exceed 10 consecutive semiannual periods or extend beyond the maturity of the Junior Subordinated Debentures. Upon the termination of any Extension Period in respect of the Junior Subordinated Debentures and the payment of all amounts then due, the Corporation may commence a new Extension Period, subject to the above requirements. See "-- Description of New Junior Subordinated
Debentures -- Interest" "-- Option to Extend Interest Payment Period" and
"-- Certain Covenants." If distributions are deferred, the distributions due on such New Capital Securities shall be paid on the date that the related Extension Period terminates, or, if such date is not a Distribution Payment Date, on the immediately following Distribution Payment Date, to holders of applicable Capital Securities as they appear on the books and records of the Trust on the record date immediately preceding such date.

     Distributions on the Capital Securities must be paid on the dates payable (after giving effect to any Extension Period) to the extent that the Trust has funds available for the payment of such distributions in the Property Account. The Trust's funds available for distribution to holders of the Capital Securities will be limited to payments received from the Corporation on the Junior Subordinated Debentures. See "-- Description of New Junior Subordinated Debentures." The payment of distributions out of moneys held by the Trust is guaranteed by the Corporation to the extent set forth under "-- Description of New Guarantee."

     Distributions on the Capital Securities will be payable to holders thereof as they appear on the books and records of the Trust on the relevant record dates, which, as long as the Capital Securities are held solely in book-entry only form, will be one Business Day (as defined below) prior to the relevant Distribution Payment Dates. Such distributions will be paid through the Institutional Trustee who will hold amounts received in respect of the Junior Subordinated Debentures in the Property Account for the benefit of the holders of the Trust Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under " -- Book-Entry Only Issuance -- The Depository Trust Company." At any time when the Capital Securities are not held solely in book-entry only form, the Administrators shall select record dates, which shall be 15 days prior to the relevant Distribution Payment Date. In the event that any date on which distributions are to be made on the Capital Securities is not a Business Day, then payment of the distributions payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on such payment date. A "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banking institutions in New York City (in the State of New York) and Princeton (in the State of New Jersey) are permitted or required by any applicable law to close.

     Redemption. The Junior Subordinated Debentures will mature on March 15, 2027. Unless a Tax Event or a Capital Treatment Event has occurred, the New Capital Securities will not be redeemable prior to March 15, 2007. If a Tax Event or a Capital Treatment Event shall occur and be continuing, the Corporation will have the right, at any time, subject to the receipt of prior approval from the Federal Reserve, if then required under applicable capital guidelines or policies of the Federal Reserve, to either (i) redeem within 90 days following the occurrence of such Tax Event or Capital Treatment Event the Junior Subordinated Debentures in whole (but not in part) at par, plus any accrued and unpaid interest thereon to the date of the redemption or (ii) dissolve the Trust and, after satisfaction of the liabilities to creditors of the Trust (to the extent not satisfied by the Corporation), cause the New Junior Subordinated Debentures to be distributed to holders of the New Capital Securities in liquidation of the Trust. Furthermore, the right of the Corporation to redeem the Junior Subordinated Debentures upon the occurrence of a Tax Event under clause (i) above is subject to receipt by the Corporation of an opinion of a nationally recognized independent counsel experienced in tax and bank regulatory matters that, notwithstanding the exercise by the Corporation of such rights described under clause (ii) above, either (x) such Tax Event would still exist or (y) the Junior Subordinated Debentures would not constitute Tier 1 Capital (or its then equivalent) of a bank holding company. Under the current applicable capital guidelines and policies of the Federal Reserve, the Junior Subordinated Debentures would not constitute Tier 1 Capital upon distribution to holders of the Capital Securities. Under current United States federal income tax law and interpretations thereof and assuming, as expected, the Trust is treated as a grantor trust, a distribution of the Junior Subordinated Debentures should not be a taxable event to holders of the Capital Securities. Should there occur a change in law, a change in legal interpretation, certain Tax Events or other circumstances, however, the distribution could be a taxable event to holders of the Capital Securities. See "United States Federal Income
Taxation -- Receipt of the Junior Subordinated Debentures or Cash Upon Liquidation of the Trust."

     If the Corporation does not elect either option described above, the New Capital Securities will remain outstanding until the repayment of the Junior Subordinated Debentures, whether at maturity or Optional Redemption, and in the event a Tax Event has occurred and is continuing, the Corporation will be obligated to pay any additional taxes, duties, assessments and other governmental charges (other than withholding taxes) to which the Trust has become subject as a result of a Tax Event.

     In addition, the Junior Subordinated Debentures may be redeemed by the Corporation, in whole or in part, at any time and from time to time on or after March 15, 2007, at the Call Price (expressed as a percentage of the principal amount) specified below:

                              IF REDEEMED DURING THE
                            12-MONTH PERIOD BEGINNING                    CALL
                                        MARCH 15                        PRICE
            ---------------------------------------------------------  --------
                      2007...........................................    104.20%
                      2008...........................................    103.78
                      2009...........................................    103.36
                      2010...........................................    102.94
                      2011...........................................    102.52
                      2012...........................................    102.10
                      2013...........................................    101.68
                      2014...........................................    101.26
                      2015...........................................    100.84
                      2016...........................................    100.42

and thereafter at 100% of the principal amount (each a "Call Price"), together, in each case, with accrued and unpaid interest thereon to the date of redemption. In each case, the right of the Corporation to redeem the Junior Subordinated Debentures is subject to the Corporation having received prior approval from the Federal Reserve, if then required under applicable capital guidelines or policies of the Federal Reserve.

     Upon the repayment of the Junior Subordinated Debentures held by the Trust, whether at maturity or upon early redemption, the proceeds from such repayment shall concurrently be applied on a pro rata basis to redeem Trust Securities having an aggregate Liquidation Amount equal to the aggregate principal amount of the Junior Subordinated Debentures being repaid at a redemption price equal to (i) $1,000 per Trust Security, in the case of a redemption upon the maturity of the Junior Subordinated Debentures or redemption of the Junior Subordinated Debentures upon the occurrence of a Tax Event or a Capital Treatment Event, subject to certain conditions provided herein and (ii) an amount per Trust Security equal to the product of $1,000 and the applicable percentage used to determine the Call Price for the Junior Subordinated Debentures being redeemed in the case of any Optional Redemption of Junior Subordinated Debentures, plus, in all cases, accrued and unpaid distributions on such Trust Securities to the date fixed for redemption; provided, however, that holders of such Trust Securities shall be given not less than 30 nor more than 60 days' notice of such redemption (other than at maturity of the Junior Subordinated Debentures). See "-- Description of New Junior Subordinated Debentures -- Redemption." In the event that fewer than all of the outstanding Capital Securities are to be redeemed, the Capital Securities held in book-entry form will be redeemed in accordance with the procedures of DTC as described under "-- Book-Entry Only Issuance -- The Depository Trust Corporation."

     "Tax Event" means the receipt by the Institutional Trustee of an opinion of a nationally recognized independent tax counsel to the Corporation experienced in such matters to the effect that, as a result of (a) any amendment to, clarification of or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any judicial decision or official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations (an "Administrative Action") or (c) any amendment to, clarification of or change in the administrative position or interpretation of any Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental agency or regulatory body, irrespective of the manner in which such amendment, clarification or change is made known, which amendment, clarification or change is effective or such Administrative Action or decision is announced, in each case, on or after the date of the issuance of the Offered Securities, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date thereof, subject to United States federal income tax with respect to interest accrued or received on the Junior Subordinated Debentures or subject to more than a de minimis amount of other taxes, duties or other governmental charges, (ii) any portion of interest payable by the Corporation to the Trust on the Junior Subordinated Debentures is not, or within 90 days of the date thereof will not be, deductible by the Corporation for United States federal income tax purposes, or (iii) the Corporation could become liable to pay, on the next date on which any amount would be payable with respect to the Junior Subordinated Debentures, any Additional Interest (as defined herein).

     For purposes of a Tax Event and the redemption procedures applicable thereto, reference to Junior Subordinated Debentures shall include any Exchange Securities issued in exchange therefor.

     "Capital Treatment Event" means the Corporation shall have received an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any rules, guidelines or policies of the Federal Reserve or (b) any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment, clarification or change is effective or such pronouncement, action or decision is announced on or after the date of the issuance of the Offered Securities, the Corporation will not be entitled to treat the Capital Securities or the Junior Subordinated Debentures, if the Junior Subordinated Debentures were to be distributed following the occurrence of a Tax Event as described herein, as "Tier 1 Capital" (or its then equivalent) for purposes of the risk-based capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Corporation; provided, however, that the distribution of the Junior Subordinated Debentures in connection with the liquidation of the Trust by the Corporation shall not in and of itself constitute a Capital Treatment Event unless such liquidation shall have occurred in connection with a Tax Event.

     The rights of the Corporation described above if a Tax Event or a Capital Treatment Event occurs are in addition to the right of the Corporation, as the holder of the Common Securities, to terminate the Trust, after satisfaction of liabilities to creditors of the Trust and cause the Junior Subordinated Debentures to be distributed to holders of the Trust Securities as described above.

     Redemption Procedures. The Trust may not redeem fewer than all of the outstanding Capital Securities unless all accrued and unpaid distributions have been paid on all such Capital Securities for all semiannual distribution periods terminating on or prior to the date of redemption.

     If the Trust gives a notice of redemption in respect of the Capital Securities (which notice will be irrevocable), then by 12:00 noon, New York City time, on the redemption date, provided that the Corporation has paid to the Institutional Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Junior Subordinated Debentures, the Institutional Trustee will irrevocably deposit with the Depositary (as defined herein) or its nominee funds sufficient to pay the applicable Redemption Price and will give the Depositary irrevocable instructions and authority to pay such Redemption Price to the holders of such Capital Securities. See " -- Book-Entry Only Issuance -- The Depository Trust Company." With respect to the Capital Securities that are Certificated Securities (as defined herein), provided that the Corporation has paid to the Institutional Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Junior Subordinated Debentures, the Institutional Trustee will pay the applicable Redemption Price to the holders of such Capital Securities by check mailed to the address of each such holder appearing on the books and records of the Trust on the redemption date. If notice of redemption shall have been given and funds deposited as required, then, immediately prior to the close of business on the date of such deposit, distributions will cease to accrue on the Capital Securities and all rights of the holders of such Capital Securities will cease, except the right of the holders of such Capital Securities to receive the applicable Redemption Price but without interest on such Redemption Price. In the event that any date fixed for redemption of the Capital Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay) with the same force and effect as if made on such date, except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of the Capital Securities is improperly withheld or refused and not paid either by the Institutional Trustee or by the Corporation pursuant to the Guarantee, distributions on such Capital Securities will continue to accrue at the then applicable rate from the original redemption date to the actual date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

     In the event that fewer than all of the outstanding Capital Securities are to be redeemed, Capital Securities will be redeemed in accordance with the procedures of DTC as described under " -- Book-Entry Only Issuance -- The Depository Trust Company."

     In the event of any redemption of the Capital Securities in part, the Trust shall not be required to (i) issue, register the transfer of or exchange any Certificated Security during a period beginning at the opening of business 15 days before any selection for redemption of the Capital Securities and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of the Capital Securities to be so redeemed or (ii) register the transfer of or exchange any Certificated Securities so selected for redemption, in whole or in part, except for the unredeemed portion of any Certificated Securities being redeemed in part.

     Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), the Corporation or its subsidiaries may at any time, and from time to time, purchase outstanding Capital Securities by tender, in the open market or by private agreement.

     Liquidation Distribution Upon Dissolution. In the event of the voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust (each a "Liquidation") other than in connection with a redemption of the Junior Subordinated Debentures as previously described, the holders of the Capital Securities will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors of the Trust (to the extent not satisfied by the Corporation), distributions in an amount equal to the aggregate of the Liquidation Amount of $1,000 per Capital Security plus accrued and unpaid distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such Liquidation, the Junior Subordinated Debentures in an aggregate principal amount equal to the aggregate Liquidation Amount of the Trust Securities have been distributed on a pro rata basis to the holders of the Trust Securities in exchange for the Trust Securities. Upon any Liquidation in which the Junior Subordinated Debentures are distributed, if at the time of such Liquidation the Capital Securities are rated by at least one nationally recognized statistical rating organization, the Corporation will use its best efforts to obtain from at least one nationally recognized statistical rating organization a rating for the Junior Subordinated Debentures.

     The Corporation, as the holder of all of the Common Securities, has the right at any time to dissolve the Trust (including, without limitation, upon the occurrence of a Tax Event or Capital Treatment Event), subject to the receipt by the Corporation of prior approval from the Federal Reserve, if then required under applicable capital guidelines or policies of the Federal Reserve, and, after satisfaction of liabilities to creditors of the Trust (to the extent not satisfied by the Corporation), cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities on a pro rata basis in accordance with the aggregate Liquidation Amount thereof, in liquidation of the Trust.

     Pursuant to the Declaration, the Trust shall dissolve on the first to occur of (i) March 12, 2052, the expiration of the term of the Trust, (ii) the bankruptcy of the Corporation, (iii) (other than in connection with a merger, consolidation or similar transaction not prohibited by the Indenture, the Declaration or the Guarantee, as the case may be) the filing of a certificate of cancellation or its equivalent with respect to the Corporation or the Trust, or upon the revocation of the charter of the Corporation and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) the distribution to the holders of the Trust Securities of the Junior Subordinated Debentures, upon exercise of the right of the holder of all of the outstanding Common Securities of the Trust to dissolve the Trust as described above, (v) the entry of a decree of judicial dissolution of the Corporation or the Trust, or
(vi) the redemption of all of the Trust Securities. Pursuant to the Declaration, as soon as practicable after the dissolution of the Trust and upon completion of the winding up of the Trust, the Trust shall terminate upon the filing of a certificate of cancellation.

     If a Liquidation occurs as described in clause (i), (ii), (iii) or (v) of the preceding paragraph, the Trust shall be liquidated by the Institutional Trustees as expeditiously as such Institutional Trustees determine to be possible by distributing to the holders of the Trust Securities, after satisfaction of liabilities to creditors of the Trust (to the extent not satisfied by the Corporation), the Junior Subordinated Debentures, unless such distribution is determined by the Institutional Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Trust (to the extent not satisfied by the Corporation), an amount equal to the Liquidation Distribution. An early Liquidation of the Trust pursuant to clause (iv) above shall occur only if the Institutional Trustee determines that such Liquidation is possible by distributing to the holders of the Trust Securities, after satisfaction of liabilities to creditors of the Trust (to the extent not satisfied by the Corporation), the Junior Subordinated Debentures, and such distribution occurs.

     If, upon any such Liquidation, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Trust Securities shall be paid to the holders of the Trust Securities on a pro rata basis. The holders of the Common Securities issued by the Trust will be entitled to receive distributions upon any such Liquidation pro rata with the holders of such Capital Securities, except that if a Declaration Event of Default has occurred and is continuing in respect of the Trust, the Capital Securities shall have a preference over the Common Securities with regard to such distributions.

     After the date for any distribution of the Junior Subordinated Debentures upon dissolution of the Trust, (i) the Trust Securities will be deemed to be no longer outstanding, (ii) the Depositary or its nominee, as the record holder of the Capital Securities issued in book-entry form, will receive a registered Global Certificate (as defined herein) or Certificates representing the Junior Subordinated Debentures to be delivered upon such distribution, and (iii) any certificates representing the Capital Securities not held by the Depositary or its nominee will be deemed to represent the Junior Subordinated Debentures having an aggregate principal amount equal to the aggregate Liquidation Amount of such Capital Securities until such certificates are presented to the Corporation or its agent for transfer or reissuance.

     There can be no assurance as to the market prices for either the New Capital Securities or the New Junior Subordinated Debentures that may be distributed in exchange for the New Capital Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the New Capital Securities that an investor may purchase, or the New Junior Subordinated Debentures that an investor may receive if a dissolution and liquidation of the Trust were to occur, may trade at a discount to the price paid to purchase such Capital Securities.

     Declaration Events of Default. An event of default under the Indenture in respect of the Subordinated Debt Securities (an "Indenture Event of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (each a "Declaration Event of Default"); provided that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to such Common Securities until all Declaration Events of Default with respect to the Capital Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default have been so cured, waived, or otherwise eliminated, the Institutional Trustee will be deemed to be acting solely on behalf of the holders of the Capital Securities and only the holders of such Capital Securities will have the right to direct the Institutional Trustee with respect to certain matters under the Declaration, and therefore the Indenture. The holders of a majority in Liquidation Amount of the Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as holder of the Junior Subordinated Debentures. If the Institutional Trustee fails to enforce its rights under the Junior Subordinated

Debentures after the holders of a majority in Liquidation Amount of the Capital Securities have so directed the Institutional Trustee, to the fullest extent permitted by law, a holder of record of such Capital Securities may institute a legal proceeding against the Corporation to enforce the Institutional Trustee's rights under the Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Corporation to pay principal or interest (or premium, if any) on the Junior Subordinated Debentures on the respective dates such principal or interest (or premium, if any) is payable, as deferred, if applicable (or in the case of redemption, the redemption date), then a holder of record of such Capital Securities may institute a Direct Action against the Corporation for payment, on or after the respective due dates specified in the Junior Subordinated Debentures, to such holder directly of the principal of or interest on (or premium, if any) Junior Subordinated Debentures having an aggregate principal amount equal to the aggregate Liquidation Amount of the Capital Securities of such holder. In connection with such Direct Action, the Corporation will be subrogated to the rights of such holder of Capital Securities under the Declaration to the extent of any payment made by the Corporation to such holder of the Capital Securities in such Direct Action; provided, however, that no such subrogation right may be exercised so long as a Declaration Event of Default has occurred and is continuing. The holders of the Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures.

     Upon the occurrence of a Declaration Event of Default, the Institutional Trustee, so long as it is the sole holder of the Junior Subordinated Debentures, will have the right under the Indenture to declare the principal of and interest on (or premium, if any) the Junior Subordinated Debentures to be immediately due and payable. The Corporation and the Trust are each required to file annually with the Institutional Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.

     Voting Rights. Except as described below, under the Trust Act and under " -- Removal of Issuer Trustees; Appointment of Successors" and "-- Description of New Guarantee -- Modification of the Guarantee; Assignment," and as otherwise required by law and the Declaration, the holders of the Capital Securities will have no voting rights.

     Subject to the requirements set forth in this paragraph, the holders of a majority in aggregate Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or exercising any trust or power conferred upon such Institutional Trustee under the Declaration, including the right to direct such Institutional Trustee, as holder of the Junior Subordinated Debentures, to (i) exercise the remedies available to it under the Indenture as a holder of the Junior Subordinated Debentures, (ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable or (iv) consent on behalf of all the holders of the Capital Securities of the Trust to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures where such consent shall be required; provided, however, that where a consent or action under the Indenture would require the consent or act of holders of more than a simple majority in principal amount of the Junior Subordinated Debentures (a "Super-Majority") affected thereby, the Institutional Trustee may only give such consent or take such action at the written direction of the holders of at least the proportion in aggregate Liquidation Amount of the Capital Securities outstanding which the relevant Super-Majority represents of the aggregate principal amount of the Junior Subordinated Debentures outstanding. If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debentures after the holders of a majority in Liquidation Amount of such Capital Securities (or Super-Majority, as the case may be) have so directed the Institutional Trustee, a holder of record of the Capital Securities may, to the fullest extent permitted by law, institute a legal proceeding directly against the Corporation to enforce the Institutional Trustee's rights under the Junior Subordinated Debentures without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Corporation to pay principal or interest (or premium, if any) on the Junior Subordinated Debentures on the respective dates such principal or interest (or premium, if any) is payable, as deferred, if applicable, (or in the case of redemption, the redemption date) then a holder of record of the Capital Securities may institute a Direct Action against the Corporation for payment, on or after the respective due dates specified in the Junior Subordinated Debentures, to such holder directly of the principal of or interest (or premium, if any) on the Junior Subordinated Debentures having an aggregate principal amount equal to the aggregate Liquidation Amount of the Capital Securities of such holder. The Institutional Trustee shall notify all holders of the Capital Securities of any default actually known to the Institutional Trustee with respect to the Junior Subordinated Debentures unless (x) such default has been cured prior to the giving of such notice or (y) the Institutional Trustee determines in good faith that the withholding of such notice is in the interest of the holders of such Capital Securities, except where the default relates to the payment of principal of or interest on (or premium, if any) any of the Junior Subordinated Debentures. Such notice shall state that such Indenture Event of Default also constitutes a Declaration Event of Default. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Institutional Trustee shall not take any of the actions described in clauses (i), (ii) or (iii) above unless the Institutional Trustee has obtained an opinion of tax counsel to the effect that, as a result of such action, the Trust will not be classified as other than a grantor trust for United States federal income tax purposes.

     In the event the consent of the Institutional Trustee, as the holder of the Junior Subordinated Debentures, is required under the Indenture with respect to any amendment, modification or termination of the Indenture, such Institutional Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in Liquidation Amount of such Trust Securities voting together as a single class; provided, however, that where a consent under the Indenture would require the consent of a Super-Majority, the Institutional Trustee may only give such consent at the direction of the holders of at least the proportion in Liquidation Amount of such Trust Securities outstanding which the relevant Super-Majority represents of the aggregate principal amount of the Junior Subordinated Debentures outstanding. The Institutional Trustee shall not take any such action in accordance with the directions of the holders of such Trust Securities unless the Institutional Trustee has obtained an opinion of tax counsel to the effect that, as a result of such action, the Trust will not be classified as other than a grantor trust for United States federal income tax purposes.

     A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

     Any required approval or direction of holders of the Capital Securities may be given at a separate meeting of such holders convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Institutional Trustee will cause a notice of any meeting at which holders of the Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of the Capital Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and
(iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of the Capital Securities will be required for the Trust to redeem and cancel the Capital Securities or distribute the Junior Subordinated Debentures in accordance with the Declaration.

     Notwithstanding that holders of the Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned at such time by the Corporation or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Corporation, shall not entitle the holders thereof to vote or consent and shall, for purposes of such vote or consent, be treated as if such Capital Securities were not outstanding.

     The procedures by which holders of the Capital Securities issued in book-entry form may exercise their voting rights are described below. See "-- Book-Entry Only Issuance -- The Depository Trust Corporation" below.

     Removal of the Issuer Trustees; Appointment of Successors. If an Indenture Event of Default has occurred and is continuing, an Issuer Trustee may be removed and its successor appointed by the holders of at least a majority in Liquidation Amount of Capital Securities. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrators, which voting rights are vested exclusively in the Corporation as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Declaration.

     Modification and Amendment of the Declaration. The Declaration may be modified or amended from time to time by the Institutional Trustee and the holders of a majority of the Common Securities without the consent of the holders of the Capital Securities to: (i) cure any ambiguity; (ii) correct or supplement any provision in such Declaration that may be defective or inconsistent with any other provision of such Declaration; (iii) add to the covenants, restrictions or obligations of the Corporation; (iv) modify, eliminate or add to any provision of the Declaration to such an extent as may be necessary to ensure that the Trust will be classified for United States federal income tax purposes at all times as a grantor trust and will not be required to register as an "investment company" under the Investment Corporation Act of 1940, as amended (the "1940 Act"); (v) modify, eliminate or add to any provision of the Declaration to such an extent as may be necessary to ensure that the Declaration will be qualified under the Trust Indenture Act upon effectiveness of the Exchange Offer Registration Statement with respect to the Capital Securities; and (vi) modify, eliminate and add to any provision of such Declaration, provided that no such modification, elimination or addition referred to in clauses (i), (ii), (iii), and (vi) hereof shall adversely affect the powers, preferences or special rights of the holders of such Capital Securities so long as they remain outstanding.

     In addition, the Declaration may be modified or amended if approved by the Institutional Trustee and the holders of a majority of the Common Securities (and in certain circumstances the Delaware Trustee), provided that, if any proposed amendment provides for, or the Institutional Trustee otherwise proposes to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or (ii) the Liquidation of the Trust other than pursuant to the terms of the Declaration, then, in each case, the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the holders of at least a majority in Liquidation Amount of the Trust Securities affected thereby; provided that if any amendment or proposal referred to in clause (i) above would adversely affect only the Capital Securities or only the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in Liquidation Amount of such class of Trust Securities.

     Notwithstanding the foregoing, no modification or amendment may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified for United States federal income tax purposes as other than a grantor trust or (ii) cause the Trust to be deemed an "investment company" which is required to be registered under the 1940 Act.

     Notwithstanding any provision of the Declaration, the provisions of Section 316(b) of the Trust Indenture Act incorporated by reference into the Declaration provides that the right of any holder of the Capital Securities to receive payments of distributions and other payments upon redemption or otherwise on or after their respective due dates, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder, except for a deferral of distributions as provided therein.

     Mergers, Consolidations or Amalgamations. The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other body, except as described below or as otherwise described in " -- Liquidation Distribution Upon Dissolution." The Trust may, with the consent of the Institutional Trustee and without the consent of the Delaware Trustee or the holders of the Capital Securities, consolidate, amalgamate, merge with or into, or be replaced by, a trust organized as such under the laws of any state of the United States; provided that (i) if the Trust is not the survivor, such successor entity either (x) expressly assumes all of the obligations of the Trust under the Trust Securities or (y) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities"), so that the Successor Securities rank the same as the Trust Securities rank with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) a trustee of such successor entity possessing the same powers and duties as the Institutional Trustee is appointed as the holder of the Junior Subordinated Debentures, (iii) such merger, consolidation, amalgamation or replacement does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (iv) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of such Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in such successor entity), (v) such successor entity has a purpose substantially identical to that of the Trust, (vi) prior to such merger, consolidation, amalgamation or replacement, the Trust has received an opinion of a nationally recognized independent counsel to the Trust experienced in such matters to the effect that (A) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in such successor entity), (B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (C) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be classified as other than a grantor trust for United States federal income tax purposes, and (vii) the Corporation guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

     Book-Entry Only Issuance -- The Depository Trust Company. The New Capital Securities may be represented by one or more New Capital Securities in registered, global form (collectively, the "Global New Capital Securities" and together with the Old Capital Securities in registered global form, the "Global Capital Securities"). The Global New Capital Securities will be deposited upon issuance with the International Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in certificated form. Such laws may impair the ability to transfer beneficial interests in the global Capital Securities as represented by a Global Certificate.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of the Capital Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Capital Securities on DTC's records. The ownership interest of each actual purchaser of each Capital Security ("Beneficial Owner") is in turn to be recorded on the Direct Participants' and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased the Capital Securities. Transfers of ownership interests in the Capital Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Capital Securities, except in the event that use of the book-entry system for the Capital Securities is discontinued.

     To facilitate subsequent transfers, all the Capital Securities deposited by Participants with DTC will be registered in the name of DTC's nominee, Cede & Co. The deposit of the Capital Securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC will have no knowledge of the actual Beneficial Owners of the Capital Securities. DTC's records will reflect only the identity of the Direct Participants to whose accounts such Capital Securities are credited, which may or may not be the Beneficial Owners. The Direct Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     So long as DTC, or its nominee, is the registered owner or holder of a Global Certificate in respect of the Capital Securities, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Capital Securities represented thereby for all purposes under the Declaration and such Capital Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC and, if such Beneficial Owner is not a Participant, on the procedures of the Participant through which such Beneficial Owner owns its interest to exercise any rights of a holder under the Declaration.

     DTC has advised the Corporation that it will take any action permitted to be taken by a holder of the Capital Securities (including the presentation of the Capital Securities for exchange as described below) only at the direction of one or more Participants to whose accounts the DTC interest in the Global Certificates is credited and only in respect of such portion of the aggregate Liquidation Amount of the Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is a Declaration Event of Default with respect to the Capital Securities, DTC will, upon notice, exchange the Global Certificates in respect of such Capital Securities for Certificated Securities, which it will distribute to its Participants.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices in respect of the Capital Securities held in book-entry form will be sent to Cede & Co. If less than all of the Capital Securities are being redeemed, the Capital Securities will be redeemed by lot.

     Although voting with respect to the Capital Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the Capital Securities. Under its usual procedures, DTC would mail an omnibus proxy to the Trust as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Capital Securities are credited on the record date (identified in a listing attached to the omnibus proxy).

     Payments in respect of the Capital Securities held in book-entry form will be made to DTC in immediately available funds. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Direct Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Direct Participants and Indirect Participants and not of DTC, the Trust or the Corporation, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments in respect of the Capital Securities held in book-entry form to DTC are the responsibility of the Trust, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct Participants and Indirect Participants.

     Except as provided herein, a Beneficial Owner of an interest in a Global Certificate will not be entitled to receive physical delivery of the Capital Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC, the Direct Participants and the Indirect Participants to exercise any rights under the Capital Securities.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Certificates among Participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Corporation, the Trust or the Issuer Trustees will have any responsibility for the performance by DTC or its Direct Participants or Indirect Participants under the rules and procedures governing DTC. DTC may discontinue providing its services as a securities depositary with respect to the Capital Securities at any time by giving notice to the Corporation and the Trust. Under such circumstances, in the event that a successor securities depositary is not obtained, the Capital Security certificates will be required to be printed and delivered. Additionally, the Trust (with the consent of the Corporation) may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to the Capital Securities of the Trust. In that event, certificates for such Capital Securities will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Corporation and the Trust believes to be reliable, but neither the Corporation nor the Trust takes responsibility for the accuracy thereof.

     Restrictions on Transfer. The New Capital Securities will be issued and may be transferred only in blocks having an aggregate Liquidation Amount of not less than $100,000 (100 Capital Securities). Any such transfer of the Capital Securities in a block having an aggregate Liquidation Amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Capital Securities for any purpose, including but not limited to, the receipt of distributions on such Capital Securities, and such transferee shall be deemed to have no interest whatsoever in such Capital Securities.

     Payment and Paying Agency. Payments in respect of the Capital Securities represented by the Global Certificates shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable Distribution Payment Dates or, in the case of Certificated Securities, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on books and records of the Trust or by wire transfers. The paying agent for the Trust Securities (the "Paying Agent") shall initially be The First National Bank of Chicago. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Institutional Trustee, the Administrators and the Corporation. In the event that The First National Bank of Chicago shall no longer be the Paying Agent, the Institutional Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company).

     Registrar and Transfer Agent. The Institutional Trustee will act as registrar and transfer agent for the Capital Securities of the Trust.

     Registration of transfers or exchanges of the Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Trust or the Corporation may require) in respect of any tax or other government charges which may be imposed in relation to it.

     In the event of any redemption of the Capital Securities in part, the Trust shall not be required to (i) issue, register the transfer of or exchange any Certificated Security during a period beginning at the opening of business 15 days before any selection for redemption of the Capital Securities and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of the Capital Securities to be so redeemed or (ii) register the transfer of or exchange any Certificated Securities so selected for redemption, in whole or in part, except for the unredeemed portion of any Certificated Securities being redeemed in part.

     Information Concerning the Institutional Trustee. The Institutional Trustee, prior to the occurrence of a default with respect to the Trust Securities and after the curing of any defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise such of the rights and powers vested in it by such Declaration, and use the same degree of care and skill in their exercise, as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to such provisions, the Institutional Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of the Capital Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of the Capital Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Institutional Trustee to take any action it is empowered to take under the Declaration following a Declaration Event of Default. The Institutional Trustee also serves as trustee under the Guarantee and the Indenture.

     Whenever in the exercise of its rights or powers or the performance of its duties under the Declaration the Institutional Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action thereunder, the Institutional Trustee (i) may request instructions from the holders of the Capital Securities, which instructions may only be given by the holders of a majority, or such other proportion, in Liquidation Amount of the Capital Securities as would be entitled to direct the Institutional Trustee under the terms of such Capital Securities in respect of such remedy, right or action, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and
(iii) shall be protected in conclusively relying on or acting in or accordance with such instructions.

     The Corporation and certain of its affiliates maintain a banking relationship with the Institutional Trustee and certain of its affiliates.

     Governing Law. The Declaration and the Capital Securities will be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws.

     Miscellaneous. The Institutional Trustee and the holders of a majority of the Common Securities are authorized and directed to operate the Trust in such a way so that the Trust will not be required to register as an "investment company" under the 1940 Act nor be characterized as other than a grantor trust for United States federal income tax purposes. The Corporation has agreed to conduct its affairs so that the Junior Subordinated Debentures will be treated as indebtedness of the Corporation for United

States federal income tax purposes. In this connection, the Institutional Trustee and the holders of a majority of the Common Securities are authorized to take any action, not inconsistent with applicable law or the Declaration, that the Institutional Trustee and such holders of the Common Securities determine in their discretion to be necessary or desirable for such purposes, even if such action adversely affects the interests of the holders of the Capital Securities.

     Holders of the Capital Securities have no preemptive or similar rights.

DESCRIPTION OF NEW JUNIOR SUBORDINATED DEBENTURES

     The Old Junior Subordinated Debentures were issued, and the New Junior Subordinated Debentures will be issued, as separate series under the Indenture. The Indenture has been qualified under the Trust Indenture Act. This summary of certain terms and provisions of the New Junior Subordinated Debentures and the Indenture does not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, some of which are not otherwise defined herein, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act.

     General. Concurrently with the issuance of the Capital Securities, the Trust invested the proceeds thereof, together with the consideration paid by the Corporation for the Common Securities, in Old Junior Subordinated Debentures issued by the Corporation. Pursuant to the Exchange Offer, the Corporation will exchange the Old Junior Subordinated Debentures, in an amount corresponding to the Old Capital Securities accepted for exchange, for a like aggregate principal amount of the New Junior Subordinated Debentures promptly after the Expiration Date.

     The Junior Subordinated Debentures are not subject to a sinking fund provision. The entire principal amount of the Junior Subordinated Debentures will mature and become due and payable, together with any accrued and unpaid interest thereon, including Compounded Interest (as defined herein) and Additional Interest, if any, on March 15, 2027.

     If the Junior Subordinated Debentures are distributed to holders of the Capital Securities in liquidation of such holders' interests in the Trust, the Junior Subordinated Debentures will, with respect to the Capital Securities held in book-entry only form, initially be issued as a Global Security (as defined herein) having an aggregate principal amount equal to the Liquidation Amount of such Capital Securities and, with respect to such Capital Securities held in certificated non-book entry form, will initially be deemed to be represented by such certificates and to have an aggregate principal amount equal to the Liquidation Amount of such Capital Securities. As described herein, under certain limited circumstances, Subordinated Debt Securities may be issued in certificated non-book entry form in exchange for a Global Security. See
" -- Book-Entry Issuance and Settlement" below. The Junior Subordinated Debentures deemed to be represented by a Capital Security certificate will be issued in certificated form upon presentation for transfer or reissuance. Payments on the Junior Subordinated Debentures issued as a Global Security will be made to DTC, a successor depositary or, in the event that no depositary is used, to a paying agent for the Junior Subordinated Debentures. In the event the Junior Subordinated Debentures are issued in certificated non-book entry form, principal and interest (and premium, if any) will be payable, the transfer of the Junior Subordinated Debentures will be registrable and the Junior Subordinated Debentures will be exchangeable for the Junior Subordinated Debentures of other denominations of a like aggregate principal amount at the corporate trust office of the Debt Trustee in New York, New York; provided that payment of interest may be made, at the option of the Corporation, by check mailed to the address of the holder entitled thereto or by wire transfer to an account appropriately designated by the holder entitled thereto. Notwithstanding the foregoing, so long as the holder of any Junior Subordinated Debentures is the Institutional Trustee, the payment of principal and interest (and premium, if any) on the Junior Subordinated Debentures held by the Institutional Trustee will be made at such place and to such account as may be designated by the Institutional Trustee.

     The Indenture does not contain provisions that afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged transaction or other similar transaction involving the Corporation that may adversely affect such holders.

     Subordination. In the Indenture, the Corporation has covenanted and agreed that any Junior Subordinated Debentures issued thereunder (including the New Junior Subordinated Debentures and the Old Junior Subordinated Debentures) will be subordinate and junior in right of payment to the Allocable Amounts in respect of all Senior Indebtedness to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Corporation, the holders of Senior Indebtedness will first be entitled to receive payment in full of all Allocable Amounts in respect of such Senior Indebtedness before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect thereof.

     In the event of the acceleration of the maturity of Junior Subordinated Debentures, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all Allocable Amounts in respect of such Senior Indebtedness before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the Junior Subordinated Debentures.

     No payments on account of principal (or premium, if any) or interest, if any, in respect of the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness, or an event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

     "Allocable Amounts," when used with respect to any Senior Indebtedness, means all amounts due or to become due on such Senior Indebtedness less, if applicable, any amount which would have been paid to, and retained by, the holders of such Senior Indebtedness (whether as a result of the receipt of payments by the holders of such Senior Indebtedness from the Corporation or any other obligor thereon or from any holders of, or trustee in respect of, other indebtedness that is subordinate and junior in right of payment to such Senior Indebtedness pursuant to any provision of such indebtedness for the payment over of amounts received on account of such indebtedness to the holders of such Senior Indebtedness or otherwise) but for the fact such Senior Indebtedness is subordinate or junior in right of payment to (or subject to a requirement that amounts received on such Senior Indebtedness be paid over to obligees on) trade accounts payable or accrued liabilities arising in the ordinary course of business.

     "Indebtedness for Money Borrowed" shall mean any obligation of, or any obligation guaranteed by, the Corporation for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments.

     "Indebtedness Ranking on a Parity with the Junior Subordinated Debentures" shall mean (i) Indebtedness for Money Borrowed, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, which specifically by its terms ranks equally with and not prior to the Junior Subordinated Debentures in the right of payment upon the happening of the dissolution or winding-up or liquidation or reorganization of the Corporation and (ii) all other debt securities, and guarantees in respect of those debt securities, issued to any other trust, or a trustee of such trust, partnership or other entity affiliated with the Corporation that is a financing vehicle of the Corporation (a "financing entity") in connection with the issuance by such financing entity of equity securities or other securities guaranteed by the Corporation pursuant to an instrument that ranks pari passu with or junior in right of payment to the Guarantee.

     "Indebtedness Ranking Junior to the Junior Subordinated Debentures" shall mean any Indebtedness for Money Borrowed, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, other than the Corporation's 8.625% Subordinated Notes due December 10, 2002, which specifically by its terms ranks junior to and not equally with or prior to the Junior Subordinated Debentures (and any other Indebtedness Ranking on a Parity with the Junior Subordinated Debentures) in right of payment upon the happening of the dissolution or winding-up or liquidation or reorganization of the Corporation. The securing of any Indebtedness for Money Borrowed, otherwise constituting Indebtedness Ranking on a Parity with the Junior Subordinated Debentures or Indebtedness Ranking Junior to the Junior Subordinated Debentures, as the case may be, shall not be deemed to prevent such Indebtedness for Money Borrowed from constituting Indebtedness Ranking on a Parity with the Junior Subordinated Debentures or Indebtedness Ranking Junior to the Junior Subordinated Debentures, as the case may be.

     "Senior Indebtedness" shall mean all Indebtedness for Money Borrowed, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, except Indebtedness Ranking on a Parity with the Junior Subordinated Debentures or Indebtedness Ranking Junior to the Junior Subordinated Debentures, and any deferrals, renewals or extensions of such Senior Indebtedness, including, without limitation, the Allocable Amounts in respect of the Corporation's 8.625% Subordinated Notes due December 10, 2002 and any deferrals, renewals or extensions thereof.

     The Corporation is a legal entity separate and distinct from its subsidiaries. Because the Corporation is a bank holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation of reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. In addition, there are various legal limitations on the extent to which a bank subsidiary may finance or otherwise supply funds to the Corporation or its non-bank subsidiaries. Under federal law, no bank subsidiary may, subject to certain limited exceptions, make loans or extensions of credit to, or investments in the securities of the Corporation or its non-bank subsidiaries or take their securities as collateral for loans to any borrower. Each bank subsidiary is also subject to collateral security requirements for any loans or extensions of credit permitted by such exceptions. In addition, certain bank regulatory limitations exist on the availability of subsidiary bank undistributed net assets for the payment of dividends to the Corporation without the prior approval of the bank regulatory authorities. The Federal Reserve Act, which affects Summit Bank, NJ as a state-member bank of the Federal Reserve System, restricts the payment of dividends in any calendar year to the net profit of the current year combined with the retained net profits of the preceding two years. State law also limits the ability of the Corporation's banks to pay dividends. Under Pennsylvania law, Summit Bank, PA, as a Pennsylvania state-chartered bank, may declare a dividend only if, after payment thereof, its capital would be unimpaired and its remaining surplus would equal 100% of its capital. The Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by the Corporation. The Corporation had approximately $203.7 million of Senior Indebtedness and $54.8 million of trade accounts payable or accrued liabilities arising in the ordinary course of business as of March 31, 1997, and its subsidiaries had approximately $2.0 billion of liabilities (excluding deposits and liabilities owed to the Corporation).

     Redemption. The Corporation may redeem the Junior Subordinated Debentures, in whole or in part, at any time and from time to time, on or after March 15, 2007 upon not less than 30 nor more than 60 days' notice, at the Call Price described under "-- Description of New Capital Securities -- Redemption," plus accrued and unpaid interest to the redemption date. In addition, the Junior Subordinated Debentures may be redeemed by the Corporation at any time, in whole or in part, subject to certain terms and conditions described herein, upon the occurrence and continuation of a Tax Event or a Capital Treatment Event, to either (i) redeem within 90 days following the occurrence of such Tax Event or Capital Treatment Event the Junior Subordinated Debentures in whole (but not in part), at par, plus any accrued and unpaid interest thereon to the date of the redemption or (ii) dissolve the Trust and, after satisfaction of the claims of creditors of the Trust (to the extent not satisfied by the Corporation), cause the Junior Subordinated Debentures to be distributed to holders of the Capital Securities in liquidation of the Trust. In each case, redemption prior to maturity is subject to the receipt by the Corporation of prior approval from the Federal Reserve, if then required under applicable capital guidelines or policies of the Federal Reserve. See "-- Description of New Capital
Securities -- Redemption."

     Interest. The New Junior Subordinated Debentures shall bear interest at an annual rate of 8.40%, from March 20, 1997, semiannually in arrears on March 15 and September 15 of each year (each an "Interest Payment Date"), commencing September 15, 1997, to the person in whose name such Subordinated Debt Security is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. In the event the Junior Subordinated Debentures are not held solely in book-entry only form, the Corporation will select relevant record dates, which shall be at least 15 days prior to the relevant Interest Payment Date. The term "interest" as used herein, as such term relates to the Junior Subordinated Debentures, includes any Compounded Interest or Additional Interest or any Special Payment payable unless otherwise stated.

     The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on such date.

     Option to Extend Interest Payment Period. So long as the Corporation is not in default in the payment of interest that has become due and payable on the Junior Subordinated Debentures and no accrued interest from a prior completed Extension Period is unpaid, the Corporation shall have the right to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period, at any time and from time to time, for Extension Periods, each not exceeding 10 consecutive semiannual periods and none extending beyond the maturity date of the Junior Subordinated Debentures, provided, however, that on the date on which each such Extension Period ends or, if such date is not an Interest Payment Date, on the immediately following Interest Payment Date, the Corporation shall pay all interest then accrued and unpaid, together with interest thereon at an annual rate of 8.40%, compounded semiannually to the extent permitted by applicable law ("Compounded Interest"). During any Extension Period (a) the Corporation shall not declare or pay dividends on, make any distribution with respect to, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock or rights to acquire such capital stock (other than (i) purchases or acquisitions of shares of any such capital stock or rights to acquire such capital stock in connection with the satisfaction by the Corporation of its obligations under any of the Corporation's benefit plan for directors, officers or employees or under the Corporation's dividend reinvestment and stock purchase plan, (ii) as a result of a reclassification of the Corporation's capital stock or rights to acquire such capital stock or the exchange or conversion of one class or series of the Corporation's capital stock or rights to acquire such capital stock for another class or series of the Corporation's capital stock or rights to acquire such capital stock, (iii) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged (iv) dividends and distributions made on the Corporation's capital stock or rights to acquire such capital stock with the Corporation's capital stock or rights to acquire such capital stock, or (v) any declaration of a dividend in connection with the implementation of a shareholder rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto), or make any guarantee payments (other than payments under the Guarantee and the Common Securities Guarantee) with respect to the foregoing and (b) the Corporation shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Corporation that rank pari passu with or junior to the Junior Subordinated Debentures. Prior to the termination of any such Extension Period, the Corporation may further defer payments of interest by extending the interest payment period; provided, however, that each such Extension Period, including all such previous and further extensions thereof, may not exceed 10 consecutive semiannual periods or extend beyond the maturity of the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Corporation may commence a new Extension Period, subject to the terms set forth herein. No interest during an Extension Period, except on the date on which such Extension Period terminates (or, if such date is not an Interest Payment Date, on the immediately following Interest Payment Date), shall be due and payable. The Corporation has no present intention of exercising its right to defer payments of interest on the Junior Subordinated Debentures.

     If the Institutional Trustee shall be the sole holder of the Junior Subordinated Debentures, the Corporation shall give the Administrators, the Institutional Trustee and the Debt Trustee notice of its initiation of any Extension Period one Business Day prior to the earlier of (i) the date distributions on the Capital Securities are payable or (ii) the date the Institutional Trustee is required to give notice to holders of the Capital Securities (or any national securities exchange or other organization on which the Capital Securities are listed, if any) of the record date or the Distribution Payment Date, in each case with respect to distributions on the Trust Securities the payment of which is being deferred. The Institutional Trustee shall give notice of the Corporation's initiation of any Extension Period to the holders of such Capital Securities. If the Institutional Trustee shall not be the sole holder of the Junior Subordinated Debentures, the Corporation shall give the holders of such Junior Subordinated Debentures notice of its initiation of such Extension Period 10 Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) the date upon which the Corporation is required to give notice to holders of such Junior Subordinated Debentures (or any national securities exchange or other organization on which the corresponding Capital Securities are listed, if any) of the record date or Interest Payment Date, in each case with respect to interest payments the payment of which is being deferred.

     Additional Interest. If at any time the Trust shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Corporation will pay as additional interest ("Additional Interest") on the Junior Subordinated Debentures such additional amounts as shall be required so that the net amounts received and retained by the Trust after paying any such taxes, duties, assessments or other governmental charges will equal the amounts the Trust and the Institutional Trustee would have received had no such taxes, duties, assessments or other governmental charges been imposed.

     Proposed Tax Law Changes. On February 6, 1997, President Clinton proposed the Tax Proposal that would, among other things, generally deny corporate issuers a deduction for interest in respect of certain debt obligations if such debt obligations have a maximum term in excess of 15 years and are not shown as indebtedness on the issuer's applicable consolidated balance sheet. As currently proposed, the Tax Proposal would be effective generally for instruments issued on or after the date of first Congressional committee action. Under current law, the Corporation will be able to deduct interest on the Junior Subordinated Debentures and, based upon the effective date of the Tax Proposal as it is currently proposed, it is expected that if the Tax Proposal were enacted, such legislation would not apply retroactively to the Junior Subordinated Debentures. However, if the Tax Proposal is enacted with retroactive effect with respect to the Junior Subordinated Debentures, the Corporation would not be entitled to an interest deduction with respect to the Junior Subordinated Debentures. There can be no assurance that the Tax Proposal, if enacted, will not apply retroactively to the Junior Subordinated Debentures or that other legislation enacted after the date hereof will not otherwise adversely affect the ability of the Corporation to deduct the interest payable on the Junior Subordinated Debentures. Accordingly, there can be no assurance that a Tax Event will not occur. See "-- Description of the New Capital Securities -- Redemption."

     Certain Covenants. If (i) there shall have occurred and be continuing any event that would constitute an Event of Default (as defined herein) under the Indenture, (ii) the Corporation shall be in default with respect to its payment of any obligations under the Guarantee or the Common Securities Guarantee, or
(iii) the Corporation shall have given notice of its election to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period as provided in the Indenture and such period, or any extension thereof, shall be continuing, then (a) the Corporation shall not declare or pay any dividend on, make a distribution with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock or rights to acquire such capital stock (other than (i) purchases or acquisitions of shares of any such capital stock or rights to acquire such capital stock in connection with the satisfaction by the Corporation of its obligations under any of the Corporation's benefit plan for directors, officers or employees or under the Corporation's dividend reinvestment and stock purchase plan, (ii) as a result of a reclassification of the Corporation's capital stock or rights to acquire such capital stock or the exchange or conversion of one class or series of the Corporation's capital stock or rights to acquire such capital stock for another class or series of the Corporation's capital stock or rights to acquire such capital stock, (iii) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged,
(iv) dividends and distributions made on the Corporation's capital stock or rights to acquire such capital stock with the Corporation's capital stock or rights to acquire such capital stock, or (v) any declaration of a dividend in connection with the implementation of a shareholder rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto), or make any guarantee payments (other than payments under the Guarantee and the Common Securities Guarantee) with respect to the foregoing and (b) the Corporation shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Corporation that rank pari passu with or junior to the Junior Subordinated Debentures.

     For so long as the Trust Securities remain outstanding, the Corporation will covenant to maintain 100% ownership of the Common Securities; provided, however, that any permitted successor of the Corporation under the Indenture may succeed to the Corporation's ownership of such Common Securities. The Administrators and the holder of a majority of the Common Securities each will covenant to use their respective reasonable efforts to cause the Trust (a) to remain a statutory business trust, except in connection with the distribution of the Junior Subordinated Debentures to the holders of the Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, and (b) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes and (c) to use its reasonable efforts to cause each holder of the Trust Securities to be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures.

     Limitation on Mergers and Sales of Assets. Nothing contained in the Indenture or in the Subordinated Debt Securities shall prevent any consolidation or merger of the Corporation with or into any other corporation (whether or not affiliated with the Corporation) or successive consolidations or mergers in which the Corporation or its successor or successors shall be a party, or shall prevent any sale, conveyance, transfer or other disposition of the property of the Corporation or its successor or successors as an entirety, or substantially as an entirety, to any other corporation (whether or not affiliated with the Corporation or its successor or successors) authorized to acquire and operate the same; provided, however, that the Corporation shall, upon any such consolidation, merger, sale, conveyance, transfer or other disposition, cause the obligations of the Corporation under the Junior Subordinated Debentures and under the Indenture to be expressly assumed, by supplemental indenture satisfactory in form to the Debt Trustee and executed and delivered to the Debt Trustee, by the successor entity formed by such consolidation or into which the Corporation shall have been merged, or which shall have acquired such property. Upon execution and delivery of such supplemental indenture to the Debt Trustee, such successor entity will be substituted under the Indenture and thereupon the Corporation will be relieved of any further liability or obligation thereunder.

     Events of Default, Waiver and Notice. The Indenture provides that any one or more of the following described events which has occurred and is continuing with respect to the Junior Subordinated Debentures constitutes an "Event of Default" with respect to the Junior Subordinated Debentures:

          (a) default for 30 days in payment of any interest on the Junior Subordinated Debentures, including any Compounded Interest or Additional Interest in respect thereof or any Special Payment, when due; provided, however, that a valid extension of the interest payment period by the Corporation shall not constitute a default in the payment of interest for this purpose; or

          (b) default in payment of principal or premium, if any, on the Junior Subordinated Debentures when due either at maturity, upon redemption, by declaration or otherwise; or

          (c) default resulting in acceleration of other indebtedness of the Corporation for borrowed money where the aggregate principal amount so accelerated exceeds $50 million and such acceleration is not rescinded or annulled within 30 days after the written notice thereof to the Corporation by the Debt Trustee or to the Corporation and the Debt Trustee by the holders of 25% in aggregate principal amount of the Junior Subordinated Debentures then outstanding; or

          (d) default by the Corporation in the performance of any other of the covenants or agreements in the Indenture which shall not have been remedied for a period of 90 days after notice to the Corporation by the Debt Trustee or to the Corporation and the Debt Trustee by the holders of not less than 25% in aggregate principal amount of Junior Subordinated Debentures; or

          (e) certain events of bankruptcy, insolvency or reorganization of the Corporation; or

          (f) the Liquidation of the Trust, except in connection with the distribution of the Junior Subordinated Debentures to the holders of the Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration.

     The Indenture provides that the Debt Trustee may, under certain circumstances, withhold from the holders notice of default with respect to the Junior Subordinated Debentures (except for any default in payment of principal of or interest or premium, if any, on the Junior Subordinated Debentures) if the Trustee considers it in the interest of such holders to do so.

     The Indenture provides that if an Event of Default in respect of the Junior Subordinated Debentures shall have occurred and be continuing, either the Debt Trustee or the holders of not less than 25% in aggregate principal amount of the Junior Subordinated Debentures then outstanding may declare the principal of and accrued interest on all Junior Subordinated Debentures to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except defaults in payment of principal of or interest or premium on the Junior Subordinated Debentures, which must be cured or paid in full) by the holders of a majority in aggregate principal amount of the Junior Subordinated Debentures then outstanding.

     No holder of any Junior Subordinated Debentures shall have any right to institute any suit, action or proceeding for any remedy under the Indenture, unless such holder previously shall have given to the Debt Trustee written notice of a continuing Event of Default with respect to the Junior Subordinated Debentures and unless the holders of not less than 25% in aggregate principal amount of the Junior Subordinated Debentures then outstanding shall have given the Debt Trustee a written request to institute such action, suit or proceeding and shall have offered to the Debt Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred thereby, and the Debt Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action, suit or proceeding; provided that no holder of the Junior Subordinated Debentures shall have any right to prejudice the rights of any other holder of the Junior Subordinated Debentures, obtain priority or preference over any other such holder or enforce any right under the Indenture except as provided in the Indenture and for the equal, ratable and common benefit of all holders of the Junior Subordinated Debentures. Notwithstanding the foregoing, the right of any holder of any Subordinated Debt Security to receive payment of the principal of, premium, if any, and interest, on such Subordinated Debt Security when due, or to institute suit for the enforcement of any such payment, shall not be impaired or affected without the consent of such holder.

     The holders of a majority in aggregate principal amount of the Junior Subordinated Debentures then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to, or exercising any trust or power conferred on, the Debt Trustee under the

Indenture; provided, however, that, except under certain circumstances, the Debt Trustee may decline to follow any such direction if the Debt Trustee determines that the action so directed would be unjustly prejudicial to holders not taking part in such direction or would be unlawful or would involve the Debt Trustee in personal liability. The Indenture requires the annual filing by the Corporation with the Debt Trustee of a certificate as to the absence of certain defaults under the Indenture.

     An Event of Default under the Indenture also constitutes a Declaration Event of Default. The holders of the Capital Securities of the Trust, in certain circumstances, have the right to direct the Institutional Trustee of the Trust to exercise its rights as the holder of the Junior Subordinated Debentures. See "-- Description of New Capital Securities -- Declaration Events of Default" and "-- Voting Rights." Notwithstanding the foregoing, if an Indenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Corporation to pay interest or principal (or premium, if any) on the Junior Subordinated Debentures on the respective dates such interest or principal (or premium, if any) is payable, as deferred, if applicable, (or in the case of redemption, on the redemption date), the Corporation acknowledges that a holder of record of the Capital Securities may institute a Direct Action for payment, on or after the respective due dates specified in such Junior Subordinated Debentures, to such holder directly of the principal of (or premium, if any) or interest on the Junior Subordinated Debentures having an aggregate principal amount equal to the aggregate Liquidation Amount of the Capital Securities of such holder. Notwithstanding any payments made to such holder of the Capital Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of (or premium, if any) or interest on the Junior Subordinated Debentures, and the Corporation shall be subrogated to the rights of such holder of such Capital Securities under the Declaration to the extent of any payments made by the Corporation to such holder in any Direct Action; provided, however, that no such subrogation right may be exercised so long as a Declaration Event of Default has occurred and is continuing. Except to the extent described above under -- "Description of New Capital Securities -- Declaration Events of Default" and " -- Voting Rights," the holders of the Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures.

     Modification of the Indenture. The Indenture contains provisions permitting the Corporation and the Debt Trustee, with the consent of the holders of not less than a majority in principal amount of the Junior Subordinated Debentures at the time outstanding, to modify the Indenture or any supplemental indenture or the rights of the holders of the Junior Subordinated Debentures; provided, however, that no such modification shall without the consent of the holder of each Junior Subordinated Debenture so affected (i) extend the fixed maturity of any Subordinated Debt Security, or reduce the principal amount thereof or any redemption premium thereon, or reduce the rate or extend the time of payment of interest thereon, or make the principal of or interest on or premium, if any, the Junior Subordinated Debentures payable in any coin or currency other than that provided in the Junior Subordinated Debentures, or impair or affect the right of any holder of the Junior Subordinated Debentures to institute suit for the payment thereof or (ii) reduce the aforesaid percentage of Junior Subordinated Debentures the consent of the holders of which is required for any such modification.

     The Corporation and the Debt Trustee may enter into supplemental indentures, without the consent of any holder of the Junior Subordinated
Debentures: (i) to evidence the succession of another corporation to the Corporation and the assumption by the successor corporation of the covenants, agreements and obligations of the Corporation pursuant to the Indenture; (ii) to add to the covenants of the Corporation such further covenants, restrictions or conditions for the protection of the holders of the Junior Subordinated Debentures and to make the occurrence, or the occurrence and continuance (including any or no grace periods), of a default in any of such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of remedies provided in the Indenture; (iii) to cure any ambiguity or to correct or supplement any provision contained in the Indenture or in any supplemental indenture which may be defective or inconsistent with any other provision contained therein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under the Indenture provided that any such action shall not adversely affect the

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

interests of the holders of the Junior Subordinated Debentures in any material respect; (iv) to modify, eliminate or add to any provision of the Indenture to such an extent as may be necessary to ensure that the Indenture will be qualified under the Trust Indenture Act upon effectiveness of the Exchange Offer Registration Statement with respect to the Junior Subordinated Debentures; (v) to add to, delete from, or revise the terms of the Subordinated Debt Securities to provide for transfer procedures and restrictions substantially similar to those applicable to the Capital Securities (for purposes of assuring that no registration of the Junior Subordinated Debentures is required under the Securities Act); (vi) to evidence and provide for the acceptance of appointment under the Indenture by a successor Debt Trustee with respect to the Junior Subordinated Debentures and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the Trust under the Indenture by more than one Debt Trustee, pursuant to the Indenture; (vii) to make any change that does not adversely affect the rights of any holder of any Junior Subordinated Debenture in any material respect; or
(viii) to provide for the issuance, and establish the form and terms and conditions, of the Junior Subordinated Debentures, to establish the form of any certifications required to be furnished pursuant to the terms of the Indenture or the Junior Subordinated Debentures or to add to the rights of the holders of the Junior Subordinated Debentures.

The Debt Trustee. The Corporation and certain of its affiliates maintain a banking relationship with the Debt Trustee and certain of its affiliates.

Book-Entry Issuance and Settlement. If distributed to holders of the Capital Securities of the Trust in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Trust, the New Junior Subordinated Debentures will, with respect to such Capital Securities held in book-entry form, initially be issued in the form of one or more global certificates (each a "New Global Security" and collectively with the Global Securities issued in respect of any Old Junior Subordinated Debentures a "Global Security") registered in the name of the Depositary or its nominee. Except under the limited circumstances described below, the Junior Subordinated Debentures represented by a Global Security will not be exchangeable for, and will not otherwise be issuable as, the Junior Subordinated Debentures in certificated form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor depositary or its nominee.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

     Except as provided below, owners of beneficial interests in a Global Security will not be entitled to receive physical delivery of Junior Subordinated Debentures in certificated form and will not be considered the holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no Global Security representing the Junior Subordinated Debentures shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. Accordingly, each Beneficial Owner must rely on the procedures of the Depositary and, if such Beneficial Owner is not a Participant, on the procedures of the Participant through which such Beneficial Owner owns its interest to exercise any rights of a holder under the Indenture.

     The Depositary. If the Junior Subordinated Debentures are distributed to holders of the Capital Securities in liquidation of such holders' interests in the Trust, DTC will act as securities Depositary (the "Depositary") for the Junior Subordinated Debentures issued by the Trust with respect to the Capital Securities held in book-entry form. For a description of DTC and the specific terms of the depositary arrangements, see -- "Description of New Capital Securities -- Book-Entry Only Issuance -- The Depository Trust Company." As of the date of this Offering Memorandum, the description herein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, redemptions, notices and

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

payments with respect to the Capital Securities would apply in all material respects to any debt obligations represented by one or more Global Securities held by DTC. The Corporation may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as the Depositary for the Global Securities.

     None of the Corporation, the Trust, the Institutional Trustee, the Debt Trustee, any paying agent and any other agent of the Corporation, the Trust, the Institutional Trustee or the Debt Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for the Junior Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Discontinuance of the Depositary's Services. A Global Security shall be exchangeable for the Junior Subordinated Debentures registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Corporation that it is unwilling or unable to continue as a depositary for such Global Security and no successor depositary shall have been appointed within 90 days, (ii) the Depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the Depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed within 90 days, (iii) the Corporation, in its sole discretion, determines that such Global Security shall be so exchangeable or (iv) there shall have occurred an Indenture Event of Default. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for the Junior Subordinated Debentures registered in such names as the Depositary shall direct. It is expected that such instructions will be based upon directions received by the Depositary from its Participants with respect to ownership of beneficial interests in such Global Security.

     Restrictions on Transfer. The New Junior Subordinated Debentures will be issued and may be transferred only in blocks having an aggregate principal amount of not less that $100,000 (and integral multiples of $1,000 in excess thereof). Any such transfer of the New Junior Subordinated Debentures in a block having an aggregate principal amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such New Junior Subordinated Debentures for any purpose, including but not limited to the receipt of payments on such New Junior Subordinated Debentures, and such transferee shall be deemed to have no interest whatsoever in such Junior Subordinated Debentures.

     Governing Law. The Indenture and the New Junior Subordinated Debentures will be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles.

     Miscellaneous. The Indenture will provide that the Corporation will pay all fees and expenses related to (i) the offering and sale of the Trust Securities and the Junior Subordinated Debentures, (ii) the organization, maintenance and dissolution of the Trust, (iii) the retention of the Issuer Trustees and Administrators and (iv) the enforcement by the Institutional Trustee of the rights of the holders of the Capital Securities.

     The Corporation will have the right at all times to assign any of its respective rights or obligations under the Indenture to a direct or indirect wholly owned subsidiary of the Corporation; provided that, in the event of any such assignment, the Corporation will remain liable for all of its obligations. Subject to the foregoing, the Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. Except otherwise provided in "-- Limitation on Mergers and Sales of Assets," the Indenture provides that it may not otherwise be assigned by the parties thereto.

DESCRIPTION OF NEW GUARANTEE

     The Guarantee was executed and delivered by the Corporation concurrently with the issuance by the Trust of the Old Capital Securities for the benefit of the holders from time to time of the New Capital Securities including the Old Capital Securities and, after the completion of the Exchange Offer, the New Capital Securities. As used herein the term "New Guarantee" refers to the Guarantee insofar as it relates to the New Capital Securities and the term "Old Guarantee" refers to the Guarantee insofar as it relates to the Old Capital Securities. The New Guarantee has been qualified under the Trust Indenture Act. This summary of certain provisions of the New Guarantee does not purport to be complete and is subject to,

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

and qualified in its entirety by reference to, all of the provisions of the New Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act.

     General. Pursuant to the Guarantee, the Corporation has irrevocably and unconditionally agreed, to the extent set forth therein, to pay in full, to the holders of the New Capital Securities, the Guarantee Payments (as defined herein) (except to the extent paid by the Trust), as and when due, regardless of any defense, right of set-off or counterclaim which the Trust may have or assert. The following payments with respect to the New Capital Securities, to the extent not paid by the Trust (the "Guarantee Payments"), are subject to the Guarantee (without duplication): (i) any accrued and unpaid distributions which are required to be paid on the New Capital Securities, to the extent the Trust shall have funds available therefor; (ii) the Redemption Price, to the extent the Trust has funds available therefor, with respect to any New Capital Securities called for redemption by the Trust and (iii) upon Liquidation of the Trust (other than in connection with the distribution of the Junior Subordinated Debentures to the holders of the New Capital Securities in exchange therefor), the lesser of (a) the aggregate of the Liquidation Amount and all accrued and unpaid distributions on such New Capital Securities to the date of payment, to the extent the Trust has funds available therefor, and (b) the amount of assets of the Trust remaining available for distribution to holders of such New Capital Securities in liquidation of the Trust. The Corporation's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to holders of the New Capital Securities or by causing the Trust to pay such amounts to such holders.

     The Guarantee does not apply to any payment of distributions except to the extent the Trust shall have funds available therefor, which funds are expected to be available only to the extent the Corporation has made payments of principal or interest (or premium, if any) or other payments on the Junior Subordinated Debentures purchased by the Trust. See "-- Description of New Junior Subordinated Debentures -- Certain Covenants." The Guarantee, when taken together with the Corporation's obligations under the Junior Subordinated Debentures, the Declaration and the Indenture, including its obligations to pay costs, expenses, debts and other obligations of the Trust (other than with respect to the Trust Securities), provides a full and unconditional guarantee on a subordinated basis by the Corporation of payments due on the Capital Securities.

     Because the New Guarantee is a guarantee of payment and not of collection, holders of the New Capital Securities may proceed directly against the Corporation, rather than having to proceed against the Trust before attempting to collect from the Corporation, and the Corporation waives any right or remedy to require that any action be brought against the Trust or any other person or entity before proceeding against the Corporation. Such obligations will not be discharged except by payment of the Guarantee Payments in full. The New Guarantee has been deposited with the Guarantee Trustee to be held for the benefit of the holders of Capital Securities. Except as otherwise noted herein, the Guarantee Trustee has the right to enforce the Guarantee on behalf of the holders of the Capital Securities.

     The Corporation has also agreed separately to irrevocably and unconditionally guarantee the obligations of the Trust with respect to Common Securities (the "Common Securities Guarantee") to the same extent as the Guarantee, except that upon the occurrence and continuance of a Declaration Event of Default, holders of Capital Securities shall have priority over holders of Common Securities with respect to any payments made by the Corporation on or in respect of the Trust Securities under the Guarantee and the Common Securities Guarantee.

     Certain Covenants of the Corporation Under the New Guarantee. In the New Guarantee, the Corporation covenants that, so long as any New Capital Securities remain outstanding, if the Corporation shall be in default under the New Guarantee or there shall have occurred and be continuing any event that would constitute a Declaration Event of Default, then (a) the Corporation shall not declare or pay any dividend on, make a distribution with respect to, or redeem, purchase or make a liquidation payment with respect to, any of the Corporation's capital stock or rights to acquire such capital stock (other than (i) purchases or acquisitions of shares of the Corporation's capital stock or rights to acquire such capital stock in connection with the satisfaction by the Corporation of its obligations under any of the Corporation's benefit plan for directors, officers or employees or under the Corporation's dividend

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

reinvestment and stock purchase plan, (ii) as a result of a reclassification of the Corporation's capital stock or rights to acquire such capital stock or the exchange or conversion of one class or series of the Corporation's capital stock or rights to acquire such capital stock for another class or series of the Corporation's capital stock or rights to acquire such capital stock, (iii) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends and distributions made on the Corporation's capital stock or rights to acquire such capital stock with the Corporation's capital stock or rights to acquire such capital stock, or (v) any declaration of a dividend in connection with the implementation of a shareholder rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto), or make any guarantee payments (other than payments under the New Guarantee and the Common Securities Guarantee) with respect to the foregoing and (b) the Corporation shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Corporation that rank pari passu with or junior to the Junior Subordinated Debentures.

     Modification of the Guarantee; Assignment. Except with respect to any changes which do not adversely affect the rights of holders of the New Capital Securities in any material respect (in which case no consent of such holders will be required), the Guarantee may be amended only with the prior approval of the holders of not less than a majority in Liquidation Amount of the outstanding Capital Securities. All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Corporation and shall inure to the benefit of the holders of the New Capital Securities then outstanding.

     Termination. The Guarantee will terminate as to the Capital Securities (a) upon full payment of the Redemption Price of all Capital Securities, (b) upon distribution of the Junior Subordinated Debentures to the holders of the Capital Securities or (c) upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Trust. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Capital Securities must restore payment of any sums paid under such Capital Securities or the Guarantee.

     Events of Default. An event of default under the Guarantee will occur upon the failure of the Corporation to perform any of its payment or other obligations thereunder.

     The holders of a majority in Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. A holder of record of the Capital Securities may institute a legal proceeding directly against the Corporation to enforce the Guarantee Trustee's rights under the Guarantee, without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. Pursuant to the Guarantee, the Corporation waives any right or remedy to require that any action be brought first against the Trust or any other person or entity before proceeding directly against the Corporation.

     Status of the New Guarantee. The New Guarantee will rank pari passu with the Old Guarantee and with all Other Guarantees issued by the Corporation. The New Guarantee will be held for the benefit of the holders of the New Capital Securities. The New Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution to the holders of the New Capital Securities of the New Junior Subordinated Debentures. The New Guarantee does not place a limitation on the amount of additional Senior Indebtedness that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

     The New Guarantee will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Allocable Amounts in respect of Senior Indebtedness in the same manner as New Junior Subordinated Debentures, except in the case of a bankruptcy or insolvency proceeding in respect of the Corporation, in which case the New Guarantee will rank subordinate and junior in right of payment to all liabilities (other than Other Guarantees) of the

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

Corporation. The terms of the New Capital Securities provide that each holder of the New Capital Securities by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee relating thereto. Because the Corporation is a bank holding company, the right of the Corporation to participate in any distribution of assets of any of its subsidiaries upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Corporation's obligations under the New Guarantee will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and claimants should look only to the assets of the Corporation for payments thereunder. The New Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Indebtedness of the Corporation, under any indenture that the Corporation may enter into in the future or otherwise.

     Information Concerning the Guarantee Trustee. The Guarantee Trustee, prior to the occurrence of a default with respect to the New Guarantee, undertakes to perform only such duties as are specifically set forth in such New Guarantee and, after default, shall exercise such of the rights and powers vested in it by such New Guarantee, and use the same degree of care and skill in their exercise, as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to such provisions, the Trustee is under no obligation to exercise any of the powers vested in it by the New Guarantee at the request of any holder of the Capital Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby.

     The Corporation and certain of its affiliates maintain a banking relationship with the Guarantee Trustee and certain of its affiliates.

     Governing Law. The Guarantee is governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles.

                         DESCRIPTION OF OLD SECURITIES

     The terms of the Old Securities are identical in all material respects to the New Securities, except that the Old Securities have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the applicable Registration Rights Agreement (which rights will terminate upon consummation of the Exchange Offer, except under limited circumstances), the New Capital Securities will not provide for any increase in the Distribution rate thereon and the New Junior Subordinated Debentures will not provide for any increase in the interest rate thereon. The Old Capital Securities provide, in effect, among other things, that the Distribution rate borne by and payable with respect to the Old Capital Securities will increase by .25% per annum (i) if a registration statement relating to an exchange of New Capital Securities for Old Capital Securities has not been filed by August 17, 1997, (ii) if a registration statement relating to an exchange of New Capital Securities for Old Capital Securities has not been declared effective by September 16, 1997, and (iii) if an Exchange Offer relating to an exchange of New Capital Securities for Old Capital Securities has not been consummated by October 16, 1997; provided, however, that under no circumstances may the aggregate increase to the Distribution rate exceed .25% for the foregoing reasons. Any such increase in the Distribution rate payable with respect to the Old Capital Securities will cease to accrue and be payable
(i) upon the filing of the required registration statement, if the increased Distribution rate is payable solely due to the occurrence of the event described in clause (i) of the preceding sentence, (ii) upon the effectiveness of the required registration statement, if the increased Distribution rate is payable solely due to the occurrence of the event described in clause (ii) of the preceding sentence, and (iii) upon the consummation of the required Exchange Offer, if the increased Distribution rate is payable solely due to the occurrence of the event described in clause (iii) of the preceding sentence. The New Securities are not, and upon consummation of the Exchange Offer the Old Securities will not be, entitled to any such additional interest or Distributions. Accordingly, holders of Old Capital Securities should review the information set forth under "Risk Factors -- Certain Consequences of a Failure to Exchange Old Capital Securities" and "Description of New Securities."

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

       EFFECT OF OBLIGATIONS UNDER THE NEW JUNIOR SUBORDINATED DEBENTURES
                             AND THE NEW GUARANTEE

     As set forth in the Declaration, the exclusive purposes of the Trust are to issue and sell the Trust Securities evidencing undivided beneficial interests in the assets of the Trust, to invest the proceeds from such issuance and sale in the Junior Subordinated Debentures issued by the Corporation in accordance with such Trust Securities and to engage in certain other limited activities described herein.

     As long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of the Junior Subordinated Debentures will be equal to the aggregate Liquidation Amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Junior Subordinated Debentures will match the distribution rate and distribution and other payment dates for the Trust Securities; (iii) the Corporation shall pay all, and the Trust shall not be obligated to pay directly or indirectly any, costs, expenses, debts, and other obligations of the Trust (other than with respect to such Trust Securities); and (iv) the Declaration further provides that the Institutional Trustees shall not take any action or cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

     Distributions and other payments due on the New Capital Securities (to the extent funds therefor are available to the Trust) are guaranteed by the Corporation as described under "Description of New Securities -- Description of New Guarantee." If the Corporation does not make payments on the Subordinated Debt Securities, it is expected that the Trust will not have sufficient funds to make payments, including distributions, on such Capital Securities. The Guarantee will not apply to any payment on the Capital Securities except to the extent that the Trust has funds available to make such payment. The Guarantee will cover the payment of distributions and other payments on such Capital Securities only if and to the extent that the Corporation has made payments of principal of or interest or premium, if any, on the Junior Subordinated Debentures held by the Trust as its sole assets. The Guarantee, when taken together with the Corporation's obligations under the Junior Subordinated Debentures, the Declaration and the Indenture, including its obligations to pay costs, expenses, debts and other obligations of the Trust (other than with respect to the Trust Securities), provide a full and unconditional guarantee on a subordinated basis by the Corporation of amounts when due on such Capital Securities.

     If the Corporation fails to make interest or other payments on the Junior Subordinated Debentures when due (after giving effect to any Extension Period), the Declaration provides a mechanism whereby the holders of the Capital Securities, using the procedures described herein under "Description of New Securities -- Description of New Capital Securities -- Book-Entry Only
Issuance -- The Depository Trust Corporation" and "-- Voting Rights," may direct the Institutional Trustee, to the fullest extent permitted by law to enforce its rights under the Junior Subordinated Debentures. If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debentures after a majority in Liquidation Amount of the Capital Securities have so directed the Institutional Trustee, a holder of record of the Capital Securities may to the fullest extent permitted by law institute a legal proceeding against the Corporation to enforce the Institutional Trustee's rights under the Junior Subordinated Debentures without first instituting any legal proceedings against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Corporation to pay principal of or interest (or premium, if any) on the Junior Subordinated Debentures on the respective dates such principal of or interest (or premium, if any) is payable, as deferred, if applicable (or in the case of redemption, on the redemption date), then a holder of record of the Capital Securities may institute a Direct Action for payment on or after the respective due dates specified in the Junior Subordinated Debentures. In connection with such Direct Action, the Corporation will be subrogated to the rights of such holder of the Capital Securities under the Declaration to the extent of any payment made by the Corporation to such holder of the Capital Securities in such

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

Direct Action; provided, however, that no such subrogation right may be exercised so long as a Declaration Event of Default has occurred and is continuing.

     Because the Corporation is a bank holding company, the Junior Subordinated Debentures and the Guarantee are effectively subordinated to all existing and future liabilities, including trade payables, of the Corporation's subsidiaries, except to the extent that the Corporation is a creditor of the subsidiaries recognized as such. The Junior Subordinated Debentures and the Guarantee are also subordinated to the Allocable Amounts in respect of all present and future Senior Indebtedness of the Corporation.

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

                     UNITED STATES FEDERAL INCOME TAXATION

GENERAL

     In the opinion of Brown & Wood LLP, New York, New York, counsel to the Corporation ("Counsel"), the discussion of United States federal income taxation which follows summarizes the material United States federal income tax consequences of the purchase, ownership and disposition of the Capital Securities.

     This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder, and administrative and judicial interpretations thereof, each as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

     Except as otherwise stated, this summary deals only with the Capital Securities held as a capital asset by a holder who or which (i) purchased the Capital Securities upon original issuance (an "Initial Holder") and (ii) is a US Holder (as defined below). It does not deal with all aspects of United States federal income taxation, nor with the particular United States federal income tax (hereafter, "income tax") consequences which may be applicable to certain classes of US Holders (such as banks, thrift institutions, real estate investment trusts, regulated investment companies, insurance companies, brokers and dealers in securities or currencies, other financial institutions, tax-exempt organizations, persons holding the Capital Securities as a position in a "straddle," as part of a "synthetic security or hedge," as part of a "conversion transaction" or as part of any other integrated investment, persons having a functional currency other than the U.S. Dollar and certain United States expatriates). Further, this summary does not address (a) the income tax consequences to shareholders in, or partners or beneficiaries of, a holder of the Capital Securities, (b) the United States federal alternative minimum tax consequences of the purchase, ownership or disposition of the Capital Securities, or (c) any state, local or foreign tax consequences of the purchase, ownership and disposition of Capital Securities.

     A "US Holder" is a holder of the Capital Securities who or which is a citizen or individual resident (or is treated as a citizen or individual resident) of the United States for income tax purposes, a corporation or partnership created or organized (or treated as created or organized for income tax purposes) in or under the laws of the United States or any political subdivision thereof, or an estate the income of which is includible in its gross income for United States federal income tax purposes without regard to its source, or a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more United States trustees have the authority to control all substantial decisions of the trust.

EXCHANGE OF CAPITAL SECURITIES

     The exchange of Old Capital Securities for New Capital Securities should not be a taxable event to holders for United States federal income tax purposes. The exchange of Old Capital Securities for New Capital Securities pursuant to the Exchange Offer should not be treated as an "exchange" for United States federal income tax purposes because the New Capital Securities should not be considered to differ materially in kind or extent from the Old Capital Securities and because the exchange will occur by operation of the terms of the Old Capital Securities. If, however, the exchange of the Old Capital Securities for the New Capital Securities were treated as an exchange for United States federal income tax purposes, such exchange should constitute a recapitalization for United States federal income tax purposes. Accordingly, the New Capital Securities should have the same issue price as the Old Capital Securities, and a holder should have the same adjusted tax basis and holding period in the New Capital Securities as the holder had in the Old Capital Securities immediately before the exchange.

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

US HOLDERS

  Characterization of the Trust

     In connection with the issuance of the Old Capital Securities, Counsel has rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Declaration (and other documents), and based on certain assumptions and qualifications referenced in the opinion, the Trust will be characterized for United States federal income tax purposes as a grantor trust and will not be characterized as an association taxable as a corporation for such purposes. Accordingly, for income tax purposes, each holder of the Capital Securities generally will be considered the owner of an undivided interest in the Junior Subordinated Debentures owned by the Trust, and each US Holder will be required to include all income or gain recognized for income tax purposes with respect to its allocable share of the Junior Subordinated Debentures on its own income tax return.

  Characterization of the Junior Subordinated Debentures

     In connection with the issuance of the Old Junior Subordinated Debentures, Counsel has rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Indenture (and other documents), and based on certain assumptions and qualifications referenced in the opinion, the Junior Subordinated Debentures will be characterized for United States federal income tax purposes as debt of the Corporation.

  Original Issue Discount

     Under the terms of the Junior Subordinated Debentures, the Corporation has the option to defer payments of interest from time to time by extending the interest payment period for a period not exceeding 10 consecutive semiannual periods, but not beyond the maturity of the Junior Subordinated Debentures. Recently issued Treasury regulations under Section 1273 of the Code provide that debt instruments like the Junior Subordinated Debentures will not be considered issued with OID by reason of the Corporation's option to defer payments of interest if the likelihood of deferral is "remote."

     The Corporation has concluded, and this discussion assumes, that, as of the date of this Offering Memorandum, the likelihood of exercise of that option is "remote" within the meaning of the applicable regulations, in part because exercising that option would prevent the Corporation from declaring dividends on its stock and would prevent the Corporation from making any payments with respect to debt securities that rank pari passu with or junior to the Junior Subordinated Debentures. Therefore, the Junior Subordinated Debentures should not be treated as issued with OID by reason of the Corporation's deferral option. Rather, stated interest on the Junior Subordinated Debentures is generally taxable to a US Holder as ordinary income, when paid or accrued in accordance with that holder's method of accounting for income tax purposes. It should be noted, however, that these regulations have not yet been addressed in any rulings or other interpretations by the Service. Accordingly, it is possible that the Service could take a position contrary to the interpretation described herein.

     In the event the Corporation subsequently exercised its option to defer payments of interest, the Junior Subordinated Debentures would be treated as reissued for OID purposes and the sum of the remaining interest payments on the Junior Subordinated Debentures would thereafter be treated as OID, which would accrue, and be includible in a US Holder's taxable income, on an economic accrual basis (regardless of the US Holder's method of accounting for income tax purposes) over the remaining term of the Junior Subordinated Debentures (including any period of interest deferral), without regard to the timing of payments under the Junior Subordinated Debentures. (Subsequent distributions of interest on the Junior Subordinated Debentures generally would not be taxable.) The amount of OID that accrues in any period would generally equal the amount of interest that accrues on the Junior Subordinated Debentures in that period at the stated interest rate. Consequently, during any period of interest deferral, US Holders will include OID in gross income in advance of the receipt of cash, and a US Holder which disposes of a Capital Security prior to the record date for payment of distributions on the Junior Subordinated Debentures following that period will be subject to income tax on OID accrued through the date of disposition (and not previously included in income), but will not receive cash from the Trust with respect to that OID.

     If the Corporation's option to defer payments of interest were not treated as remote, the Junior Subordinated Debentures would be treated as initially issued with OID in an amount equal to the aggregate stated interest over the term of the Junior Subordinated Debentures. That OID would generally be includible in a US Holder's taxable income, over the term of the Junior Subordinated Debentures, on an economic accrual basis.

  Characterization of Income

     Because the income underlying the Capital Securities will not be characterized as dividends for income tax purposes, corporate holders of the Capital Securities will not be entitled to a dividends-received deduction for any income recognized with respect to the Capital Securities.

  Market Discount and Bond Premium

     Holders of the Capital Securities other than Initial Holders may be considered to have acquired their undivided interests in the Junior Subordinated Debentures with market discount or acquisition premium (as each phrase is defined for income tax purposes).

  Receipt of the Junior Subordinated Debentures or Cash Upon Liquidation of the Trust

     Under certain circumstances described herein (See "Description of the Capital Securities -- Liquidation Distribution Upon Dissolution"), the Corporation has the right to distribute the Subordinated Debt Securities to holders in exchange for the Capital Securities and in liquidation of the Trust. Except as discussed below, such a distribution would not be a taxable event for income tax purposes, and each US Holder would have an aggregate adjusted basis in its Junior Subordinated Debentures for income tax purposes equal to such holder's aggregate adjusted basis in its Capital Securities. For income tax purposes, a US Holder's holding period in the Junior Subordinated Debentures received in such a liquidation of the Trust would include the period during which the Capital Securities were held by the holder. If, however, the relevant event is a Tax Event which results in the Trust being treated as an association taxable as a corporation, the distribution would likely constitute a taxable event to US Holders of the Capital Securities for income tax purposes.

     Under certain circumstances described herein (see "Description of the Capital Securities"), the Junior Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Capital Securities. Such a redemption would be taxable for income tax purposes, and a US Holder would recognize gain or loss as if it had sold the Capital Securities for cash. See " -- Sales of the Capital Securities" below.

  Sales of the Capital Securities

     A US Holder that sells Capital Securities will recognize gain or loss equal to the difference between its adjusted basis in the Capital Securities and the amount realized on the sale of such Capital Securities. A US Holder's adjusted basis in the Capital Securities generally will be its initial purchase price, increased by OID previously included (or currently includible) in such holder's gross income to the date of disposition, and decreased by payments received on the Capital Securities (other than any interest received with respect to the period prior to the effective date of the Corporation's first exercise of its option to defer payments of interest). Any such gain or loss generally will be capital gain or loss, and generally will be a long-term capital gain or loss if the Capital Securities have been held for more than one year.

     A holder who disposes of his Capital Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest (or OID) on the Junior Subordinated Debentures through the date of disposition in its taxable income for income tax purposes (notwithstanding that the holder may receive a separate payment from the purchaser with respect to accrued interest), and to deduct that amount from the sales proceeds received (including the separate payment, if any, with respect to accrued interest) for the Capital Securities (or as to OID only, to add such amount to such holder's adjusted tax basis in its Capital Securities). To the extent the selling price is less than the holder's adjusted tax basis (which will include accrued but unpaid OID, if any), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for income tax purposes.

NON-US HOLDERS

     The following discussion applies to an Initial Holder who is not a US Holder (a "Non-US Holder").

     Payments to a holder of a Capital Security which is a Non-US Holder will generally not be subject to withholding of income tax, provided that (a) the Beneficial Owner of the Capital Security does not (directly or indirectly, actually or constructively) own 10% or more of the total combined voting power of all classes of stock of the Corporation entitled to vote, (b) the Beneficial Owner of the Capital Security is not a controlled foreign corporation that is related to the Corporation through stock ownership, and (c) either (i) the Beneficial Owner of the Capital Securities certifies to the Trust or its agent, under penalties of perjury, that it is a Non-US Holder and provides its name and address, or (ii) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Capital Security in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such a statement has been received from the Beneficial Owner by it or by another Financial Institution between it and the Beneficial Owner in the chain of ownership, and furnishes the Trust or its agent with a copy thereof.

     As discussed above (see "Description of New Securities -- Description of New Capital Securities -- Redemption"), changes in legislation affecting the income tax consequences of the Junior Subordinated Debentures are possible, and could adversely affect the ability of the Corporation to deduct the interest payable on the Junior Subordinated Debentures. Moreover, any such legislation could adversely affect Non-US Holders by characterizing income derived from the Junior Subordinated Debentures as dividends, generally subject to a 30% income tax (on a withholding basis) when paid to a Non-US Holder, rather than as interest which, as discussed above, is generally exempt from income tax in the hands of a Non-US Holder.

     A Non-US Holder of a Capital Security will generally not be subject to withholding of income tax on any gain realized upon the sale or other disposition of a Capital Security.

     A Non-US Holder which holds the Capital Securities in connection with the active conduct of a United States trade or business will be subject to income tax on all income and gains recognized with respect to its proportionate share of the Junior Subordinated Debentures.

INFORMATION REPORTING

     In general, information reporting requirements will apply to payments made on, and proceeds from the sale of, the Capital Securities held by a noncorporate US Holder within the United States. In addition, payments made on, and payments of the proceeds from the sale of, the Capital Securities to or through the United States office of a broker are subject to information reporting unless the holder thereof certifies as to its non-United States status or otherwise establishes an exemption from information reporting and backup withholding. See "-- Backup Withholding." Taxable income on the Capital Securities for a calendar year should be reported to US Holders on Forms 1099 by the following January 31st.

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

BACKUP WITHHOLDING

     Payments made on, and proceeds from the sale of, the Capital Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification or exemption requirements. Any amounts so withheld will be allowed as a credit against the holder's income tax liability, or refunded, provided the required information is provided to the Service.

                                     * * *

     THE PRECEDING DISCUSSION IS ONLY A SUMMARY AND DOES NOT ADDRESS THE CONSEQUENCES TO A PARTICULAR HOLDER OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES. POTENTIAL HOLDERS OF THE CAPITAL SECURITIES ARE URGED TO CONTACT THEIR OWN TAX ADVISORS TO DETERMINE THEIR PARTICULAR TAX CONSEQUENCES.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Capital Securities for its own account in connection with the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by Participating Broker-Dealers during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities if such Old Capital Securities were acquired by such Participating Broker-Dealers for their own accounts as a result of market-making activities or other trading activities. The Corporation and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 180 days after the Expiration Date (subject to the right of the Corporation to suspend such use for up to two periods of up to 45 days each) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of New Capital Securities received in exchange for Old Capital Securities pursuant to the Exchange Offer must notify the Corporation or the Trust, or cause the Corporation or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "The Exchange Offer -- Exchange Agent." See "The Exchange Offer -- Resales of New Capital Securities."

     The Corporation or the Trust will not receive any cash proceeds from the issuance of the New Capital Securities offered hereby. New Capital Securities received by broker-dealers for their own accounts in connection with the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Capital Securities.

     Any broker-dealer that resells New Capital Securities that were received by it for its own account in connection with the Exchange Offer and any broker or dealer that participates in a distribution of such New Capital Securities may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Capital Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

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

                              ERISA CONSIDERATIONS

     Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Capital Securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

     Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (also "Plans"), from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(5) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code.

     Under a regulation (the "Plan Assets Regulation") issued by the U.S. Department of Labor (the "DOL"), the assets of the Trust would be deemed to be "plan assets" of a Plan for purposes of ERISA and Section 4975 of the Code if "plan assets" of the Plan were used to acquire an equity interest in such Trust and no exception were applicable under the Plan Assets Regulation. An "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features and specifically includes a beneficial interest in a trust.

     Pursuant to an exception contained in the Plan Assets Regulation, the assets of the Trust would not be deemed to be "plan assets" of investing Plans if, immediately after the most recent acquisition of any equity interest in the Trust, less than 25% of the value of each class of equity interests in the Trust were held by Plans, other employee benefit plans not subject to ERISA or Section 4975 of the Code (such as governmental, church and foreign plans), and entities holding assets deemed to be "plan assets" of any Plan (collectively, "Benefit Plan Investors"). No assurance can be given by the Initial Purchasers that the value of the Capital Securities held by Benefit Plan investors will be less than 25% of the total value of such Capital Securities at the completion of the initial offering or thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception. All of the Common Securities will be purchased and held by the Corporation.

     Certain transactions involving the Trust could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan if the Capital Securities of the Trust were acquired with "plan assets" of such Plan and assets of the Trust were deemed to be "plan assets" of Plans investing in the Trust. For example, if the Corporation is a Party in Interest with respect to an investing Plan (either directly or by reason of its ownership of its subsidiaries), extensions of credit between the Corporation and the Trust (as represented by the Junior Subordinated Debentures and the Guarantees) would likely be prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code, unless exemptive relief were available under an applicable administrative exemption (see below).

     The DOL has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Capital Securities, assuming that assets of the Trust were deemed to be "plan assets" of Plans investing in the Trust (see above). Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1

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

(for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

     Because the Capital Securities may be deemed to be equity interests in the Trust for purposes of applying ERISA and Section 4975 of the Code, the Capital Securities may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14. Any purchaser or holder of the Capital Securities or any interest therein will be deemed to have represented by its purchase and holding thereof that it either (a) is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or (b) is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 with respect to such purchase or holding. See "Notice to Investors" herein.

     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Capital Securities on behalf of or with "plan assets" of any Plan consult with their counsel regarding the potential consequences if the assets of the Trust were deemed to be "plan assets" and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

                                 LEGAL MATTERS

     The validity of the Trust Securities, New Guarantee and the New Junior Subordinated Debentures and related matters will be passed upon for the Corporation by Brown & Wood LLP, New York, New York. Certain United States federal income tax matters will be passed upon for the Corporation and Trust by Brown & Wood LLP, New York, New York.

                                    EXPERTS

     The consolidated financial statements of Summit Bancorp and subsidiaries as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996 included in Summit's Annual Report on Form 10-K, incorporated by reference herein and in the Registration Statement, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KMPG Peal Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     With respect to the indemnification of directors and officers, Section 5 of
Article IX of the By-Laws of Summit Bancorp. provide:

          Section 5. Indemnification and Insurance (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any proceeding, by reason of the fact that he or she is or was a corporate agent of the Corporation, whether the basis of such proceeding is alleged action in an official capacity as a corporate agent or in any other capacity while serving as a corporate agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the laws of the State of New Jersey as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses and liabilities in connection therewith, and such indemnification shall continue as to a person who has ceased to be a corporate agent and shall inure to the benefit of such corporate agent's heirs, executors, administrators and other legal representatives; provided, however, that except as provided in Section 5(c) of this By-Law, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this By-Law shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that the advancement of counsel fees to a claimant other than a claimant who is or was a director or Executive Vice President or higher ranking officer of the Corporation shall be made only when the Board of Directors or the General Counsel of the Corporation determines that arrangements for counsel are satisfactory to the Corporation; and provided, further, that if the laws of the State of New Jersey so require, the payment of such expenses incurred by a corporate agent in such corporate agent's capacity as a corporate agent (and not in any other capacity in which service was or is rendered by such person while a corporate agent, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such corporate agent to repay all amounts so advanced if it shall ultimately be determined that such corporate agent is not entitled to be indemnified under this By-Law or otherwise.

          (b) To obtain indemnification under this By-Law, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this
     Section 5(b), a determination, if required by applicable law, with respect to the claimant's entitlement thereto shall be made as follows: (1) if requested by a claimant who is or was a director or Executive Vice President or higher ranking officers of this Corporation, by independent counsel (as hereinafter defined) in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant; or (2) if the claimant is not a person described in Section 5(b)(1), or is such a person and if no request is made by such a claimant for a determination by independent counsel, (A) by the Board of Directors by a majority vote of a quorum consisting of disinterested directors (as hereinafter defined), or
     (B) if a quorum of the Board of Directors consisting of disinterested directors is not obtainable or, even if obtainable, such quorum of disinterested directors so directs, by independent counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant. In the event the determination of entitlement to indemnification is to be made by independent counsel at the request of the claimant, the independent counsel shall be selected by the Board of Directors and paid by the Corporation. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 20 days after such determination.

          (c) If a claim under Section 5(a) of this By-Law is not paid in full by the Corporation within thirty days after a written claim pursuant to
     Section 5(b) of this By-Law has been received by the Corporation, the claimant may at anytime thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim, including attorney's fees. It shall be a defense to any such act (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the laws of the State of New Jersey for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or independent counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the laws of the State of New Jersey, nor an actual determination by the Corporation (including its Board of Directors or independent counsel) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          (d) If a determination shall have been made pursuant to Section 5(b) of this By-Law that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Section 5(c) of this By-Law.

          (e) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this By-Law shall not be exclusive of any other rights which any person may have or hereafter acquire under any statute, provisions of the Certificate of Incorporation, By-Laws, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of this By-Law shall in any way diminish or adversely affect the rights of any corporate agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

          (f) The Corporation may maintain insurance, at its expense, to protect itself and any corporate agent of the Corporation or other enterprise against any expense or liability, whether or not the Corporation would have the power to indemnify such person against such expense or liability under the laws of the State of New Jersey.

          (g) If any provision or provisions of this By-Law shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (1) the validity, legality and enforceability of the remaining provisions of this By-Law (including, without limitation, each portion of any section of this By-Law containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and
     (2) to the fullest extent possible, the provisions of this By-Law (including, without limitation, each such portion of any section of this By-Law containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

          (h) For purposes of this By-Law:

             (1) "disinterested director" means a director of the Corporation who is not and was not a party to or otherwise involved in the matter in respect of which indemnification is sought by the claimant.

             (2) "independent counsel" means a law firm, a member of a law firm, or an independent practitioner that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant's rights under this By-Law.

             (3) "corporate agent" means any person who is or was a director, officer, employee or agent of the Corporation or of any constituent corporation absorbed by the Corporation in a consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any subsidiary of the Corporation or of any other enterprise, serving as such at the request of this Corporation, or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent;

             (4) "other enterprise" means any domestic or foreign corporation, other than the Corporation, and any partnership, joint venture, sole proprietorship, trust or other enterprise, whether or not for profit, served by a corporate agent;

             (5) "expenses" means reasonable costs, disbursements and counsel fees;

             (6) "liabilities" means amounts paid or incurred in satisfaction of settlements, judgements, fines and penalties;

             (7) "proceeding" means any pending, threatened or completed civil, criminal, administrative, legislative, investigative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding; and

             (8) References to "other enterprises" include employee benefit plans; references to "fines" include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the indemnifying corporation" include any service as a corporate agent which imposes duties on, or involves services by, the corporate agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation."

          (i) Any notice, request or other communication required or permitted to be given to the Corporation under this By-Law shall be in writing and either delivered in person or sent by facsimile, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

          (j) This By-Law shall be implemented and construed to provide any corporate agent described above who is found to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation the maximum indemnification, advancement of expenses, and reimbursement for liabilities and expenses allowed by law.

     Such provision is consistent with Section 14A:3-5 of the Business Corporation Act of the State of New Jersey, the state of Summit's incorporation, which permits the indemnification of officers and directors, under certain circumstances and subject to specified limitations, against liability which any officer or director may incur in such capacity.

     Article 7 of Summit's Restated Certificate of Incorporation provides that:

     Except to the extent prohibited by law, no Director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders provided that a Director or officer shall not be relieved from liability for any breach of duty based upon an act or omission (a) in breach of such persons duty of loyalty to the Corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt of an improper personal benefit. Neither the amendment or repeal of this Article 7, nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article 7, shall eliminate or reduce the effect of this
Article 7 in respect of any matter which occurred, or any cause of action, suit or claim which but for this Article 7 would have accrued or arisen, prior to such amendment, repeal or adoption.

     Summit carries officers' and directors' liability insurance policies which provide coverage against judgments, settlements and legal costs incurred because of actual or asserted acts of such officers and directors of Summit arising out of their duties as such, subject to certain exceptions, including, but not limited to, damages based upon illegal personal profits or adjudicated dishonesty of the person seeking indemnification. The policies provide coverage of $40,000,000 in the aggregate.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (A) EXHIBITS

     This Registration Statement includes the following exhibits:

EXHIBIT NO.                                      DESCRIPTION
-----------   ---------------------------------------------------------------------------------
     4.1      Indenture between Summit Bancorp. and The First National Bank of Chicago dated as of March 20, 1997.
     4.2      First Supplemental Indenture between Summit Bancorp. and The First National Bank of Chicago dated as of March 20, 1997.
     4.3      Form of Certificate of New Junior Subordinated Debenture (included as in Article
              VI of Exhibit 4.2).
     4.4      Certificate of Trust of Summit Capital Trust I dated March 12, 1997.
     4.5      Amended and Restated Declaration of Trust for Summit Capital Trust I dated March
              20, 1997.
     4.6      Form of New Capital Security Certificate for Summit Capital Trust I (included
              Exhibit A-1 to Exhibit 4.5).
     4.7      Form of Guarantee of Summit Bancorp relating to the New Capital Securities.
     4.8      Registration Rights Agreement among Summit Bancorp, Summit Capital Trust I and the Initial Purchasers, dated March 20, 1997.
     5.1      Opinion of Brown & Wood LLP as to legality of the New Capital Securities to be issued by Summit Capital Trust I and the New Junior Subordinated Debentures and
              the New Guarantee to be issued by Summit Bancorp.*
       8      Opinion of Brown & Wood LLP as to certain federal income tax matters.*
    12.1      Computation of ratio of earnings to combined fixed charges and preferred stock dividends.
    23.1      Consent of KPMG Peat Marwick LLP.
    23.2      Consent of Brown & Wood LLP (included in Exhibit 5.1).*
      24      Power of Attorney of certain officers and directors of Summit Bancorp (included on signature page).
    25.1      Form T-1 Statement of Eligibility of The First National Bank of Chicago to act as
              trustee under the Indenture.
    25.2      Form T-1 Statement of Eligibility of The First National Bank of Chicago to act as
              trustee under the Amended and Restated Declaration of Trust of Capital Trust.
    25.3      Form T-1 Statement of Eligibility of The First National Bank of Chicago to act as
              trustee under the New Guarantee for the benefit of the holders of New Capital
              Securities of Capital Trust.
    99.1      Form of Letter of Transmittal.
    99.2      Form of Notice of Guaranteed Delivery.
    99.3      Form of Exchange Agent Agreement.*

---------------
* To be filed by amendment.

     (B) FINANCIAL STATEMENT SCHEDULES

     All financial statement schedules either are not required or are included in the notes to the financial statements incorporated by reference herein.

ITEM 22.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 3(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

           Provided, however, that paragraphs (b)(1)(i) and (b)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in response to Item 20 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of West Windsor, and the State of New Jersey on the 11th of June, 1997.

                                          SUMMIT BANCORP.

                                          By: /s/      T. JOSEPH SEMROD
                                            ------------------------------------
                                            T. JOSEPH SEMROD
                                            Chairman of the Board of Directors

     KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints T. Joseph Semrod, Robert G. Cox, John R. Haggerty, William J. Healy and Richard F. Ober, Jr., and each of them, the undersigned's true lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 11th day of June 1997 by the following persons in the capacities indicated.

           /s/ T. JOSEPH SEMROD             Chairman of the Board of Directors (Chief
------------------------------------------    Executive Officer)
             T. JOSEPH SEMROD

            /s/ ROBERT G. COX               President and Director
------------------------------------------
              ROBERT G. COX

           /s/ JOHN R. HAGGERTY             Senior Executive Vice President -- Finance
------------------------------------------    (Principal Financial Officer)
             JOHN R. HAGGERTY

           /s/ WILLIAM J. HEALY             Executive Vice President and Comptroller
------------------------------------------    (Principal Accounting Officer)
             WILLIAM J. HEALY

                                            Director
------------------------------------------
           S. RODGERS BENJAMIN

           /s/ ROBERT L. BOYLE              Director
------------------------------------------
             ROBERT L. BOYLE

         /s/ JAMES C. BRADY, JR.            Director
------------------------------------------
           JAMES C. BRADY, JR.

           /s/ JOHN G. COLLINS              Director
------------------------------------------
             JOHN G. COLLINS

          /s/ T.J. DERMOT DUNPHY            Director
------------------------------------------
            T.J. DERMOT DUNPHY

         /s/ ANNE EVANS ESTABROOK           Director
------------------------------------------
           ANNE EVANS ESTABROOK

           /s/ ELINOR J. FERDON             Director
------------------------------------------
             ELINOR J. FERDON

                                            Director
------------------------------------------
              FRED G. HARVEY

            /s/ JOHN R. HOWELL              Director
------------------------------------------
              JOHN R. HOWELL

           /s/ FRANCIS J. MERTZ             Director
------------------------------------------
             FRANCIS J. MERTZ

         /s/ GEORGE L. MILES, JR.           Director
------------------------------------------
           GEORGE L. MILES, JR.

        /s/ HENRY S. PATTERSON II           Director
------------------------------------------
          HENRY S. PATTERSON II

         /s/ RAYMOND SILVERSTEIN            Director
------------------------------------------
           RAYMOND SILVERSTEIN

            /s/ ORIN R. SMITH               Director
------------------------------------------
              ORIN R. SMITH

           /s/ JOSEPH M. TABAK              Director
------------------------------------------
             JOSEPH M. TABAK

                                            Director
------------------------------------------
            DOUGLAS G. WATSON

                                 EXHIBIT INDEX

EXHIBIT NO.                                   DESCRIPTION                                   PAGE
-----------   ----------------------------------------------------------------------------  -----
     4.1      Indenture between Summit Bancorp. and The First National Bank of Chicago
              dated as of March 20, 1997..................................................
     4.2      First Supplemental Indenture between Summit Bancorp. and The First National
              Bank of Chicago dated as of March 20, 1997..................................
     4.3      Form of Certificate of New Junior Subordinated Debenture (included as in
              Article VI of Exhibit 4.2)..................................................
     4.4      Certificate of Trust of Summit Capital Trust I dated March 12, 1997.........
     4.5      Amended and Restated Declaration of Trust for Summit Capital Trust I dated
              March 20, 1997..............................................................
     4.6      Form of New Capital Security Certificate for Summit Capital Trust I
              (included Exhibit A-1 to Exhibit 4.5).......................................
     4.7      Form of Guarantee of Summit Bancorp relating to the New Capital
              Securities..................................................................
     4.8      Registration Rights Agreement among Summit Bancorp, Summit Capital Trust I and the Initial Purchasers, dated March 20, 1997............................
     5.1      Opinion of Brown & Wood LLP as to legality of the New Capital Securities to be issued by Summit Capital Trust I and the New Junior Subordinated
              Debentures and the New Guarantee to be issued by Summit Bancorp.*...........
       8      Opinion of Brown & Wood LLP as to certain federal income tax matters.*......
    12.1      Computation of ratio of earnings to combined fixed charges and preferred stock dividends.............................................................
    23.1      Consent of KPMG Peat Marwick LLP............................................
    23.2      Consent of Brown & Wood LLP (included in Exhibit 5.1).*.....................
      24      Power of Attorney of certain officers and directors of Summit Bancorp
              (included on signature page)................................................
    25.1      Form T-1 Statement of Eligibility of The First National Bank of Chicago to
              act as trustee under the Indenture..........................................
    25.2      Form T-1 Statement of Eligibility of The First National Bank of Chicago to
              act as trustee under the Amended and Restated Declaration of Trust of
              Capital Trust...............................................................
    25.3      Form T-1 Statement of Eligibility of The First National Bank of Chicago to
              act as trustee under the New Guarantee for the benefit of the holders of New
              Capital Securities of Capital Trust.........................................
    99.1      Form of Letter of Transmittal...............................................
    99.2      Form of Notice of Guaranteed Delivery.......................................
    99.3      Form of Exchange Agent Agreement.*..........................................

---------------
* To be filed by amendment.